SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary information statement

☒	Definitive information statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

C&D TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

C&D TECHNOLOGIES, INC.

1400 UNION MEETING ROAD

BLUE BELL, PENNSYLVANIA 19422

(215) 619-2700

INFORMATION STATEMENT

NOTICE OF ACTION BY WRITTEN CONSENT

OF STOCKHOLDERS

To the Stockholders of C&D Technologies, Inc.:

This Notice and the accompanying Information Statement are being furnished to inform you that, on January 26, 2011 (the “Record Date”), the Board of Directors of C&D Technologies, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), unanimously approved and recommended, and on Monday, January 31, 2011, the holder of a majority of our outstanding common stock approved by written consent pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”), the following corporate actions:

1.	That the Amended and Restated Certificate of Incorporation of the Company be amended to effect a reverse stock split of the issued and outstanding and treasury common stock of the Company, at a reverse stock split ratio of 1-for-35, with each stockholder otherwise entitled to receive a fractional share of common stock as a result of the reverse stock split receiving one full share of common stock in lieu of the Company issuing such fractional share or paying cash in respect thereof (as further described below, the “Reverse Stock Split”);

2.	That the Amended and Restated Certificate of Incorporation of the Company be amended to effect the decrease of the authorized common stock of the Company from 600,000,000 to 25,000,000 (as further described below, the “Authorized Shares Reduction”); and

3.	That the 2011 Stock Option Plan of the Company be adopted (as further described below, the “2011 Stock Option Plan”).

All stockholders are urged to read the accompanying Information Statement in its entirety for a description of the above corporate actions.

We intend to begin mailing this Notice and the accompanying Information Statement to our stockholders of record on the Record Date on or about February 22, 2011. The Reverse Stock Split and the Authorized Shares Reduction will become effective at the effective time of the Certificate of Amendment to our Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to be filed with the Secretary of State of the State of Delaware, which filing will occur not sooner than the later of (i) a minimum of 20 calendar days after the mailing of this Notice and the accompanying Information Statement to our stockholders and (ii) the first date permitted or determined by the Financial Industry Regulatory Authority as the effective date of the Reverse Stock Split. The 2011 Stock Option Plan is effective as of January 26, 2011, the date on which the 2011 Stock Option Plan was approved and adopted by the Board of Directors. However, the stockholders’ approval of the 2011 Stock Option Plan will become effective 20 calendar days after the mailing of this Notice and the accompanying Information Statement to our stockholders. The Board of Directors reserves the right to determine, in its discretion, not to effect either or both of the Reverse Stock Split and the Authorized Shares Reduction.

The Reverse Stock Split, the Authorized Shares Reduction and the 2011 Stock Option Plan have been duly authorized and approved by the written consent of the holder of a majority of our outstanding common stock. Under Delaware law and the terms of our Amended and Restated Certificate of Incorporation and Bylaws, this consent is sufficient to authorize and approve each of these corporate actions. Accordingly, your vote or consent is not requested or required to approve any of these corporate actions. This Notice and the accompanying Information Statement, which describes each of these corporate actions in more detail, is being furnished pursuant to the requirements of Rule 14c-2 of the Securities Exchange Act of 1934, as amended, to our stockholders of record on the Record Date solely for informational purposes. This Notice and the accompanying Information Statement also serves as the notice required by Section 228 of the DGCL of the taking of corporate action without a meeting by less than a unanimous written consent of the Company’s stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By order of our Board of Directors,

/S/ IAN J. HARVIE
Name: Ian J. Harvie
Title: Senior Vice President and Chief Financial Officer

Blue Bell, Pennsylvania

February 17, 2011

C&D TECHNOLOGIES, INC.

1400 UNION MEETING ROAD

BLUE BELL, PENNSYLVANIA 19422

(215) 619-2700

INFORMATION STATEMENT

NOTICE OF ACTION BY WRITTEN CONSENT

OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

C&D TECHNOLOGIES, INC.

1400 UNION MEETING ROAD

BLUE BELL, PENNSYLVANIA 19422

(215) 619-2700

INFORMATION STATEMENT

NOTICE OF ACTION BY WRITTEN CONSENT

OF STOCKHOLDERS

General.

This Notice and Information Statement is being furnished to inform you that, on January 26, 2011 (the “Record Date”), the Board of Directors of C&D Technologies, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), unanimously approved and recommended, and on January 31, 2011, the holder of a majority of our outstanding common stock approved by written consent pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”), the following corporate actions:

1.	That the Amended and Restated Certificate of Incorporation of the Company be amended to effect a reverse stock split of the issued and outstanding and treasury common stock of the Company, at a reverse stock split ratio of 1-for-35, with each stockholder otherwise entitled to receive a fractional share of common stock as a result of the reverse stock split receiving one full share of common stock in lieu of the Company issuing such fractional share or paying cash in respect thereof (as further described below, the “Reverse Stock Split”);

2.	That the Amended and Restated Certificate of Incorporation of the Company be amended to effect the decrease of the authorized common stock of the Company from 600,000,000 to 25,000,000 (as further described below, the “Authorized Shares Reduction”); and

3.	That the 2011 Stock Option Plan of the Company be adopted (as further described below, the “2011 Stock Option Plan”).

We intend to begin mailing this Notice and Information Statement to our stockholders of record on the Record Date on or about February 22, 2011. All stockholders are urged to read this Notice and Information Statement in its entirety for a description of the above corporate actions.

This Notice and Information Statement, which describes each of these corporate actions in more detail, is being furnished pursuant to the requirements of Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to our stockholders of record on the Record Date solely to inform our stockholders of the above corporate actions taken by the holder of a majority of our outstanding common stock before such actions take effect. This Notice and Information Statement also serves as the notice required by Section 228 of the DGCL of the taking of corporate action without a meeting by less than a unanimous written consent of the Company’s stockholders.

Our principal executive offices are located at 1400 Union Meeting Road, Blue Bell, Pennsylvania 19422, and our telephone number is (215) 619-2700.

Outstanding Shares; No Voting of Stockholders Required.

The Company is authorized to issue up to 600,000,000 shares of common stock, par value $0.01 per share. On the Record Date, there were issued and outstanding 529,898,953 shares of common stock, each of which entitles the holder thereof to one vote. The Company has only one class of voting stock outstanding.

On the Record Date, the holder of a majority of our outstanding common stock held 345,029,647 shares of our common stock, or approximately 65% of our outstanding common stock, with such shares representing approximately 65% of the voting power of the Company’s outstanding common stock. On January 31, 2011, following the approval of our Board of Directors, the Reverse Stock Split, the Authorized Shares Reduction and the 2011 Stock Option Plan were each duly authorized and approved by the written consent of the holder of a majority of our outstanding common stock. Under Delaware law and the terms of our Amended and Restated Certificate of Incorporation and Bylaws, this consent is sufficient to authorize and approve each of these corporate actions. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect or ratify these corporate actions as early as possible in order to accomplish the purposes of the Company as described in this Notice and Information Statement, the Board of Directors elected to utilize the written consent of the holder of a majority of our outstanding common stock to authorize and approve these corporate actions. Accordingly, no other stockholder votes or consents are required, or will be solicited, in connection with these corporate actions.

Effective Time of the Reverse Stock Split, the Authorized Shares Reduction and the 2011 Stock Option Plan

We intend to begin mailing this Notice and Information Statement to our stockholders of record on the Record Date on or about February 22, 2011. The Reverse Stock Split and the Authorized Shares Reduction will become effective at the effective time of the Certificate of Amendment to our Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to be filed with the Secretary of State of the State of Delaware, which filing will occur not sooner than the later of (i) a minimum of 20 calendar days after the mailing of this Notice and Information Statement to our stockholders and (ii) the first date permitted or determined by the Financial Industry Regulatory Authority as the effective date of the Reverse Stock Split. The 2011 Stock Option Plan is effective as of January 26, 2011, the date on which the 2011 Stock Option Plan was approved and adopted by the Board of Directors. However, the stockholders’ approval of the 2011 Stock Option Plan will become effective 20 calendar days after the mailing of this Notice and the accompanying Information Statement to our stockholders. The form of Certificate of Amendment is attached to this Notice and Information Statement as Annex A.

The Board of Directors reserves the right to determine, in its discretion, not to effect either or both of the Reverse Stock Split and the Authorized Shares Reduction.

Recent Developments.

On December 23, 2010, the Company announced that it had completed its offers to exchange (the “Exchange Offer”) its outstanding 5.50% Convertible Senior Notes due 2026 (the “2006 Notes”) and 5.25% Convertible Senior Notes due 2025 (the “2005 Notes” and, together with the 2006 Notes, the “Notes”) for shares of Company common stock.

Approximately 98.91% of the outstanding principal amount of the Company’s outstanding 2005 Notes and approximately 96.65% of the outstanding principal amount of the Company’s outstanding 2006 Notes, for an aggregate of approximately 97.99% of the outstanding principal amount of the Notes, were validly tendered and not validly withdrawn in the Exchange Offer. In exchange for each $1,000 of principal amount of the 2005 Notes accepted in the Exchange Offer, holders of the 2005 Notes received 3,962.18 shares of common stock of the Company. In exchange for each $1,000 of principal amount of the 2006 Notes accepted in the Exchange Offer, holders of the 2006 Notes received 3,959.91 shares of common stock of the Company. Following the consummation of the Exchange Offer and the transactions contemplated thereby, Angelo, Gordon & Co., L.P. (“AG”) beneficially owned approximately 65% of the Company’s issued and outstanding shares of common stock, with such shares of common stock representing approximately 65% of the voting power of the Company’s outstanding common stock. Accordingly, following the consummation of the Exchange Offer and the transactions contemplated thereby, AG acquired control of the Company.

Concurrently and in connection with the completion of the Exchange Offer, AG, Bruce & Co. and the Company entered into an Investors’ Rights Agreement that, among other things, provides such stockholders with certain shelf and piggyback registration rights with respect to the Company’s common stock.

In addition, on December 21, 2010, in connection with the completion of the Exchange Offer, following receipt of the requisite approval from the Company’s stockholders, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation to effect an increase in the number of authorized shares of common stock from 75,000,000 to 600,000,000, and also to effect a forward stock split by which each outstanding share of Company common stock was combined and reclassified into 1.37335 shares of common stock. As a result, the 26,646,325 shares of common stock outstanding immediately prior to the forward stock split were combined and reclassified into an aggregate of 36,594,730 shares of common stock. The Company paid cash in lieu of fractional shares resulting from the forward stock split, at the rate of $0.26 per share.

CORPORATE ACTION TAKEN — REVERSE STOCK SPLIT

General.

On January 26, 2011, the Board of Directors unanimously approved and recommended, and on January 31, 2011, the holder of a majority of our outstanding common stock approved by written consent pursuant to Section 228 of the DGCL, to effectuate the 1-for-35 Reverse Stock Split. Since we have secured the necessary authorization for the Reverse Stock Split as required by Section 242 of the DGCL, we are not soliciting any votes or consents of any other stockholders of the Company with regard to the Reverse Stock Split. Pursuant to the Reverse Stock Split, each 35 shares of our issued and outstanding and treasury common stock will be automatically converted into 1 share of common stock. No fractional shares of our common stock will be issued to our stockholders in connection with the Reverse Stock Split. Accordingly, each Company stockholder who would otherwise be entitled to receive a fractional share of common stock in connection with the Reverse Stock Split will receive one full share of common stock in lieu of the Company issuing such fractional share or paying cash in respect thereof. For example, if a stockholder owned 36 shares of our common stock prior to the consummation of the 1-for-35 Reverse Stock Split, following the consummation of the Reverse Stock Split that stockholder would own 2 shares of our common stock. The effective time of the Reverse Stock Split, if implemented by the Board of Directors, will be as described above under the caption “INFORMATION STATEMENT–Effective Time of the Reverse Stock Split, the Authorized Shares Reduction and the 2011 Stock Option Plan.”

The amendment to the Certificate of Incorporation approved by the Board of Directors and the holder of a majority of our outstanding common stock in order to effect the Reverse Stock Split, is set forth below:

“Upon the filing and effectiveness (the “Effective Time”), pursuant to the DGCL, of this Certificate of Amendment to the Corporation’s Amended and Restated Certificate of Incorporation (this “Certificate of Amendment”), each thirty-five (35) shares of the Corporation’s common stock, par value $0.01 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or by the holder thereof (the “Reverse Stock Split”). The Corporation shall not issue fractional shares of Common Stock or pay cash in respect thereof in connection with the Reverse Stock Split but, in lieu thereof, the aggregate number of shares of the Corporation’s Common Stock issuable to each holder in connection with the Reverse Stock Split shall be rounded up to the next higher whole number of shares of Common Stock. Following the Reverse Stock Split, each certificate that immediately prior to the Effective Time represented shares of Common Stock (the “Old Certificates”) shall thereafter be deemed for all purposes, as a result of the Reverse Stock Split and without any action on the part of the holders thereof, to represent only that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined pursuant to the Reverse Stock Split (subject to the treatment of fractional shares as set forth above).”

The Reverse Stock Split will not change the number of authorized shares of common stock of the Company (see “Potential Effects of the Reverse Stock Split” below). However, pursuant to the Authorized Shares Reduction described elsewhere in this Notice and Information Statement, the authorized shares of common stock will decrease upon the effectiveness of the Authorized Shares Reduction from 600,000,000 to 25,000,000.

Reasons for the Reverse Stock Split.

Our Board of Directors believes that it is in the best interests of the Company and its stockholders to reduce the number of issued and outstanding and treasury shares of common stock through the Reverse Stock Split primarily because, in the view of our Board of Directors, a reduction in the number of shares of common stock outstanding should increase the per share trading price of our common stock. The Board of Directors further believes that this expected increased market price of our common stock may improve the marketability and liquidity of our common stock, may signal the Company’s financial stability and viability to its customers and suppliers, may encourage interest and trading in the common stock, and, should the Board of Directors deem it in the best interests of the Company and its stockholders to apply for listing of our common stock on a registered exchange, may facilitate our ability to satisfy the listing requirements of the applicable exchange, which generally include a minimum bid price requirement.

In addition, our Board of Directors believes that the Reverse Stock Split may make our common stock more attractive to a broader range of institutional investors, investment funds, and other investors and brokerage funds, as we have been advised that many of such investors may be reluctant to invest in or recommend lower-priced stocks to their clients. The presence of these negative perceptions may be adversely affecting, and may continue to adversely affect, the pricing of our common stock and its trading liquidity. In addition, these perceptions may affect our commercial business and our ability to raise additional capital through the sale of stock or the cost of debt we may incur. Further, the brokerage commission on the purchase or sale of stock with a relatively low per share price generally tends to represent a higher percentage of the sales price than the brokerage commission charged on a stock with a relatively high per share price. As a result, certain investors may also be dissuaded from purchasing lower-priced stocks. The Board of Directors believes that these issues are best addressed by the increase in the value per share of our common stock that should occur as a result of the Reverse Stock Split.

In evaluating the Reverse Stock Split, the Board of Directors also took into consideration possible negative factors associated with reverse stock splits. These factors included the negative perception of reverse stock splits held by some investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to, or below, pre-reverse stock split levels, among other factors discussed below in the section captioned “Certain Risks Associated with the Reverse Stock Split.” The Board of Directors, however, determined that these possible negative factors of the Reverse Stock Split were outweighed by its potential benefits.

The Board of Directors reserves the right, notwithstanding majority stockholder approval and without further action by the Company’s stockholders, to not proceed with the Reverse Stock Split if the Board of Directors, in its sole discretion, determines at any time prior to filing the Certificate of Amendment that the Reverse Stock Split is no longer in our best interests and that of our stockholders. The Board of Directors may consider a variety of factors in determining whether or not to implement the Reverse Stock Split, including, but not limited to, changes in the national or global economy or securities markets generally, recent changes and anticipated trends in the per share market price of the common stock, business and transactional developments, and our actual and projected financial performance.

There are no arrears in dividends or defaults in principal or interest in respect of the securities which are to be exchanged.

Certain Risks Associated with the Reverse Stock Split.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, the effect of the Reverse Stock Split upon the market price for our common stock cannot be predicted, and the history of similar companies in like circumstances is varied. Multiple factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the market price of our common stock. As a result, there can be no assurances that the market price of our common stock will increase in proportion to the reduction in the number of shares of common stock issued and outstanding before the Reverse Stock Split, that the market price of our common stock will not decrease to, or below, pre-Reverse Stock Split levels, or that the total market capitalization of our common stock after the Reverse Stock Split will be equal to or greater than the total market capitalization of the common stock before the Reverse Stock Split.

In addition, if implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock. Relative to stockholders who hold “round lots” of even multiples of

100 shares, stockholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in executing such sales. This may negatively impact the average trading volume of our common stock and thereby diminish interest in the common stock by some investors and advisors. Any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling odd lots created by the Reverse Stock Split.

Despite the proposed decrease in the number of authorized shares of common stock available for issuance from 600,000,000 to 25,000,000 pursuant to the Authorized Shares Reduction, the concurrent Reverse Stock Split will have the effect of increasing the proportional number of shares available for issuance, relative to the proportional number of available shares prior to the Reverse Stock Split and Authorized Shares Reduction. Such a proportional increase in the amount of common stock available for issuance will make possible the subsequent issuance of additional shares of common stock and/or preferred stock that could dilute the value and/or the percentage voting power of current holders of shares of common stock.

Further, despite the potential increase in liquidity that may result from the Reverse Stock Split as described above, the reduced number of shares of Company common stock resulting from the Reverse Stock Split could adversely affect the liquidity of the common stock. There also can be no assurance that the Reverse Stock Split will result in a per share price that will be attractive to investors and, as a result, the trading liquidity of our common stock may not necessarily improve.

For the above reasons, there can be no assurance that the Reverse Stock Split will achieve the desired results described elsewhere in this Notice and Information Statement.

Potential Effects Of The Reverse Stock Split.

General

We will obtain a new CUSIP number for our common stock at the effective time of the Reverse Stock Split. The principal effects of the Reverse Stock Split, if implemented, will be that:

•

The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests or proportionate voting power, except for any changes resulting from the elimination of fractional shares as described below. The number of issued and outstanding and treasury shares of Company common stock will be reduced proportionately based on the Reverse Stock Split ratio of 1-for-35, except for any changes resulting from the elimination of fractional shares. No fractional shares of our common stock will be issued to our stockholders in connection with the Reverse Stock Split. As described below, each Company stockholder who would otherwise be entitled to receive a fractional share of common stock in connection with the Reverse Stock Split will receive one full share of common stock in lieu of the Company issuing such fractional share or paying cash in respect thereof. While the intent is for the Reverse Stock Split to affect all of our stockholders uniformly, the process of rounding up when any of our stockholders owns a fractional share will result in a non-material change in each stockholder’s percentage ownership interest in the Company.

•

Each share of our common stock issued and outstanding following the Reverse Stock Split will entitle the holder thereof to one vote per share and will otherwise be identical to one share of our common stock issued and outstanding prior to the Reverse Stock Split. The shares of common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable.

•

Based on the Reverse Stock Split ratio of 1-for-35, the per share exercise or conversion price of all outstanding stock options and other convertible securities will be increased proportionately and the number of shares of Company common stock issuable upon the exercise or conversion of all outstanding stock options and other convertible securities will be reduced proportionately. These adjustments will result in approximately the same aggregate exercise or conversion price being required to be paid for all outstanding stock options and other convertible securities upon exercise or conversion, although the aggregate number of shares of common stock issuable upon the exercise or conversion of such stock options and other convertible securities will be reduced proportionately following the Reverse Stock Split. Each holder of stock options and other convertible securities who, upon exercise or conversion of their stock options or other convertible securities, would otherwise be entitled to receive a fractional share of common stock in connection with the Reverse Stock Split will receive one full share of common stock in lieu of the Company issuing such fractional share or paying cash in respect thereof.

•

The number of shares of Company common stock reserved for issuance and any maximum number of shares with respect to which equity awards may be granted to any participant under the Company’s equity-based compensation plans will be reduced proportionately based on the Reverse Stock Split ratio of 1-for-35.

•

The Reverse Stock Split will not change the number of authorized shares of common stock of the Company. However, pursuant to the Authorized Shares Reduction described elsewhere in this Notice and Information Statement, the authorized shares of common stock will decrease from 600,000,000 to 25,000,000 upon the effectiveness of the Authorized Shares Reduction. Despite this proposed decrease in the number of authorized shares of common stock available for issuance pursuant to the Authorized Shares Reduction, the concurrent Reverse Stock Split will have the effect of increasing the proportional number of shares available for issuance, relative to the proportional number of available shares prior to the Reverse Stock Split and Authorized Shares Reduction.

•

Pursuant to the Reverse Stock Split, the par value of our common stock will remain $0.01 per share. As a result, as of the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to our common stock will be reduced in proportion to the Reverse Stock Split ratio of 1-for-35, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss of our common stock, and other per share amounts, will be increased because there will be fewer shares of common stock outstanding. Our stockholders’ equity will remain unchanged. It is not anticipated that our financial condition, the percentage ownership of management, or any aspect of our business would materially change as a result of the Reverse Stock Split.

•

Our common stock is currently registered under Section 12(g) of the Exchange Act, and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of our common stock under the Exchange Act as we will continue to be subject to the Exchange Act’s periodic reporting requirements.

•

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock. Relative to stockholders who hold “round lots” of even multiples of 100 shares, stockholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in executing such sales.

Fractional Shares

In order to avoid the expense and inconvenience of issuing and transferring fractional shares of our common stock to our stockholders who would otherwise be entitled to receive fractional shares in connection with the Reverse Stock Split, no fractional shares of our common stock will be issued to stockholders in connection with the Reverse Stock Split. Each Company stockholder who would otherwise be entitled to receive a fractional share of our common stock in connection with the Reverse Stock Split will receive one full share of common stock in lieu of the Company issuing such fractional share or paying cash in respect thereof. For example, if a stockholder owned 36 shares of our common stock prior to the consummation of the 1-for-35 Reverse Stock Split, following the consummation of the Reverse Stock Split that stockholder would own 2 shares of our common stock.

The table below shows the effect of the Reverse Stock Split, combined with the effect of the Authorized Shares Reduction (as discussed below under the caption “CORPORATE ACTION TAKEN – AUTHORIZED SHARES REDUCTION”), on the Company’s issued and outstanding common stock as of the Record Date.

The columns labeled “After Reverse Stock Split” and “After Authorized Shares Reduction” in the table do not reflect the adjustments that will result from the elimination of fractional shares of our common stock in connection with the Reverse Stock Split as described above. We cannot calculate at this time the number of whole shares that will be issued in lieu of fractional shares as a result of the Reverse Stock Split.

Shares of Common Stock	Prior to Reverse Stock Split And Authorized Shares Reduction	After Reverse Stock Split	After Reverse Stock Split and Authorized Shares Reduction
Authorized	600,000,000	600,000,000	25,000,000

Issued and outstanding	529,898,953	15,139,971	15,139,971

Available for issuance	70,101,047	584,860,029	9,860,029

Potential Anti-takeover Effects

Release No. 34-15230 (October 13, 1978) of the staff of the U.S. Securities and Exchange Commission (the “SEC”) requires disclosure and discussion of the effects of any stockholder proposal that may be used as an anti-takeover device. The Reverse Stock Split, after giving effect to the Authorized Shares Reduction and the resulting increased proportion of unissued authorized shares to issued and outstanding shares, could have an anti-takeover effect as a result of the increased proportion of unissued authorized shares to issued and outstanding shares, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult than if the number of unissued authorized shares were reduced in direct proportion to the 1-for-35 Reverse Stock Split ratio. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

The Reverse Stock Split has been approved for the business and financial purposes described above under the caption “CORPORATE ACTION TAKEN – REVERSE STOCK SPLIT – Reasons for the Reverse Stock Split,” and not to construct or enable any anti-takeover defense or mechanism on behalf of the Company. The Reverse Stock Split is not being proposed in response to any effort of which our Board of Directors is aware to accumulate shares of our common stock or to obtain control of the Company. The Board of Directors does not have any present plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. The Board of Directors does not intend for the Reverse Stock Split to be the first step in, or to have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

Effect on Registered and Beneficial Stockholders

Upon the effective time of the Reverse Stock Split, we intend to treat stockholders holding shares of our common stock in “street name” through a bank, broker or other nominee in the same manner as our registered stockholders whose shares of common stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than our transfer agent for processing the Reverse Stock Split. If you hold your shares of our common stock with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your nominee.

Effect on “Book-Entry” Shares and Certificated Shares

If you hold your shares of common stock in a brokerage account or in “street name,” you do not need to take any action to receive your post-Reverse Stock Split shares of Company common stock in registered book-entry form. If you are entitled to post-Reverse Stock Split shares of common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the effective time of the Reverse Stock Split indicating the number of shares of Company common stock you hold.

If any of your shares of Company common stock are held in certificated form, you will, at the appropriate time, receive from BNY Mellon Shareowner Services, our transfer agent, the necessary materials and instructions for the surrender and exchange of your certificates representing pre-Reverse Stock Split shares of common stock. When you submit your certificates representing the pre-Reverse Stock Split shares of our common stock in accordance with the materials and instructions provided to you by our transfer agent, your post-Reverse Stock Split shares will be held electronically in book-entry form. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-Reverse Stock Split shares of our common stock that you own in book-entry form. The Company will no longer issue physical stock certificates unless you make a specific request for a stock certificate representing your post-Reverse Stock Split ownership interest.

Beginning on the effective time of the Reverse Stock Split, until surrendered as contemplated herein, each certificate representing pre-Reverse Stock Split shares of our common stock will be deemed for all purposes solely to represent the number of full shares resulting from the Reverse Stock Split. Until they have surrendered their certificate representing pre-Reverse Stock Split shares of our common stock for exchange, stockholders will not be entitled to receive any dividends or other distributions, if any, that may be declared and payable to holders of record.

Any stockholder whose certificate representing pre-Reverse Stock Split shares of our common stock has been lost, destroyed or stolen will be entitled to post-Reverse Stock Split shares only after complying with the requirements that we and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

Contact information for our transfer agent is as follows:

C&D Technologies c/o BNY Mellon Shareowner Services

P.O. Box 358015

Pittsburgh, PA 15252-8015

Telephone: 1-877-296-3711

E-Mail: shrrelations@melloninvestor.com

YOU SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S). YOU SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Certain Federal Income Tax Consequences of the Reverse Stock Split.

The following is a discussion of certain material U.S. federal income tax consequences of the Reverse Stock Split. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and current Treasury regulations, administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion. We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. The following summary does not address the tax consequences of the Reverse Stock Split under foreign, state, or local tax laws. ACCORDINGLY, EACH HOLDER OF COMMON STOCK SHOULD CONSULT HIS, HER OR ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER

This discussion is included for general information purposes only, applies only to holders that are U.S. persons, and does not address all aspects of federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Code, including, without limitation, holders who are dealers in securities or foreign currency, foreign persons, regulated investment companies, personal holding companies, partnerships, insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold our common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired our common stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation. This summary also assumes that the pre-Reverse Stock Split shares were, and the post-Reverse Stock Split shares will be, held as a “capital asset,” as defined in Section 1221 of the Code.

No gain or loss should be recognized by a stockholder upon the exchange of pre-Reverse Stock Split shares for post-Reverse Stock Split shares. The aggregate tax basis of the post-Reverse Stock Split shares will be the same as the aggregate tax basis of the pre-Reverse Stock Split shares exchanged in the Reverse Stock Split. A stockholder’s holding period in the post-Reverse Stock Split shares will include the period during which the stockholder held the pre-Reverse Stock Split shares exchanged in the Reverse Stock Split.

CORPORATE ACTION TAKEN — AUTHORIZED SHARES REDUCTION

On January 26, 2011, the Board of Directors unanimously approved and recommended, and on January 31, 2011, the holder of a majority of our outstanding common stock approved by written consent pursuant to Section 228 of the DGCL, to effectuate the Authorized Shares Reduction. Since we have secured the necessary authorization for the Authorized Shares Reduction as required by Section 242 of the DGCL, we are not soliciting any votes or consents of any other stockholders of the Company with regard to the Authorized Shares Reduction. Pursuant to the Authorized Shares Reduction, the authorized common stock of the Company will decrease from 600,000,000 to 25,000,000 shares. The effective time of the Authorized Shares Reduction, if implemented by the Board of Directors, will be as described above under the caption “INFORMATION STATEMENT–Effective Time of the Reverse Stock Split, the Authorized Shares Reduction and the 2011 Stock Option Plan.” The Board of Directors reserves the right, notwithstanding majority stockholder approval and without further action by the Company’s stockholders, to not proceed with the Authorized Shares Reduction if the Board of Directors, in its sole discretion, determines at any time prior to filing the Certificate of Amendment that the Authorized Shares Reduction is no longer in our best interests and that of our stockholders.

The amendment to the Company’s Certificate of Incorporation approved by the Board of Directors and the holder of a majority of our outstanding common stock in order to effect the Authorized Shares Reduction, is set forth below:

“The total number of shares of capital stock that may be issued by the Corporation is 25,000,000 shares of common stock, par value $.01 per share.”

The Board of Directors believes a reduction in the authorized number of shares of the Company’s common stock would be desirable in connection with the Reverse Stock Split. The existing authorized number of shares of common stock would greatly exceed the Company’s presently anticipated needs following the Reverse Stock Split.

Despite the proposed decrease in the number of authorized shares of common stock available for issuance from 600,000,000 to 25,000,000 pursuant to the Authorized Shares Reduction, the concurrent Reverse Stock Split will have the effect of increasing the proportional number of shares available for issuance, relative to the proportional number of available shares prior to the Reverse Stock Split and Authorized Shares Reduction. Such a proportional increase in the amount of common stock available for issuance will make possible the subsequent issuance of additional shares of common stock and/or preferred stock that could dilute the value and/or the percentage voting power of current holders of shares of common stock. In addition, the proportional increase in the number of authorized but unissued and unreserved shares of the Company’s common stock pursuant to the Authorized Shares Reduction and the Reverse Stock split may be construed as having an anti-takeover effect as further discussed above under the caption, “CORPORATE ACTION TAKEN–REVERSE STOCK SPLIT–Reasons for the Reverse Stock Split–Potential Anti-takeover Effect.” As a general matter approval from our stockholders will not be required for the issuance of any newly-authorized shares, except as otherwise required by law, by applicable rules of any market upon which the common stock may trade, or pursuant to any contracts or other agreements to which the Company may in the future enter into.

CORPORATE ACTION TAKEN— 2011 STOCK OPTION PLAN

On January 26, 2011, the Board of Directors unanimously approved and recommended to effectuate, and on January 31, 2011, the holder of a majority of our outstanding common stock approved by written consent pursuant to Section 228 of the DGCL, the 2011 Stock Option Plan. The Board of Directors did not adopt the 2011 Stock Option Plan subject to stockholder approval, but stockholder approval is required to obtain certain tax benefits under Sections 422 and 162(m) of the Code and is required by various registered exchanges. The 2011 Stock Option Plan will allow us to make grants of incentive and nonqualified stock options to our employees, including our named executive officers, directors, and consultants, which we believe will assist us in incentivizing our named executive officers to achieve long-term financial success for the Company. As of January 31, 2011, the Company has approved grants under the 2011 Stock Incentive Plan, but such grants will not become effective until a minimum of 20 calendar days after the mailing of this Notice and Information Statement to our stockholders as discussed below under the caption “CORPORATE ACTION TAKEN – 2011 STOCK OPTION PLAN - New Plan Benefits.” Although the Company’s common stock is not currently listed on a registered exchange, should the Board of Directors deem it in the best interests of the Company and its stockholders to apply for listing of our common stock on a registered exchange, stockholder approval of the 2011 Stock Option Plan may facilitate our ability to satisfy the listing requirements of the applicable exchange. The effective time of the 2011 Stock Option Plan is as described above under the caption “INFORMATION STATEMENT–Effective Time of the Reverse Stock Split, the Authorized Shares Reduction and the 2011 Stock Option Plan.” The following is a summary of the material features of the 2011 Stock Option Plan, the complete text of which is attached to this Notice and Information Statement as Annex B.

Purpose.

The 2011 Stock Option Plan is designed to assist the Company in attracting, retaining, motivating, and rewarding certain key employees, officers, directors, and consultants of the Company and its subsidiaries, and to promote the creation of long-term value for our stockholders by closely aligning the interests of such individuals with those of such stockholders, by allowing grants of nonqualified and incentive stock options to purchase shares of our common stock to such participants.

Administration.

Our Board of Directors or a committee appointed thereby (the “Committee”) will administer the 2011 Stock Option Plan and will be authorized to, among other things, designate participants, grant options, determine the terms and conditions relating to options, prescribe option agreements, interpret the 2011 Stock Option Plan, and make all other determinations that it deems necessary or advisable for the administration of the 2011 Stock Option Plan. The Committee is permitted to delegate its authority under the 2011 Stock Option Plan to officers or employees of the Company or its subsidiaries, although any option granted to any person who is not an employee of the Company or its subsidiaries or who is subject to Section 16 of the Exchange Act must be expressly approved by the Committee. Any action of the Committee (or its authorized delegates) will be final, conclusive, and binding on all persons, including participants and their beneficiaries.

Eligibility.

Current and prospective employees of the Company or its subsidiaries, directors, and other persons who provide substantial services to the Company may be granted options under the 2011 Stock Option Plan at the discretion of the Committee, except that prospective employees may not receive any payment or exercise any rights related to options until they have commenced employment. Approximately 8 current employees, 5 directors, and 0 service providers are eligible to participate in the 2011 Stock Option Plan.

Stock Subject.

The 2011 Stock Option Plan reserves 52,989,895 shares of our common stock for issuance, which will be adjusted to 1,513,997 shares of our common stock after the consummation of the Reverse Stock Split, as further discussed above under the caption “CORPORATE ACTION TAKEN–REVERSE STOCK SPLIT–Potential Effects of the Reverse Stock Split–General”. The 2011 Stock Option Plan will also be subject to adjustment in the event of other changes in the capitalization of the Company as described below. The fair market value of the common stock on February 4, 2011 was $0.24 per share. The maximum number of shares of common stock subject to options that the Committee may grant to anyone in any one year may not exceed the maximum number of shares of common stock available for issue under the 2011 Stock Option Plan (as such number may change from time to time). For purposes of determining the remaining shares of common stock available for grant under the 2011 Stock Option Plan, to the extent that an option expires or is cancelled, forfeited, settled in cash, or otherwise terminated without a delivery to the participant of the full number of shares to which the option related, the undelivered shares will again be available for grant. Similarly, shares withheld in payment of the exercise price or taxes relating to an option and shares equal to the number surrendered in payment of any exercise price or taxes relating to an option shall be deemed to constitute shares not delivered to the participant and shall be deemed to again be available for grant under the 2011 Stock Option Plan.

Grant of Options.

The 2011 Stock Option Plan provides for the grant of both incentive stock options, within the meaning of Section 422(b) of the Code, and nonqualified stock options. An option granted under the 2011 Stock Option Plan provides a participant with the right to purchase, within a specified period of time, a stated number of shares of common stock at the price specified in the applicable option agreement. The exercise price applicable to an option will be set by the Committee at the time of grant, and to the extent intended to avoid treatment as nonqualified deferred compensation under Section 409A of the Code or to be considered “performance based compensation” under Section 162(m) of the Code, or to be an incentive stock option, will not be less than the fair market value of a share of common stock on the date of grant. Options will expire no later than the tenth anniversary of the applicable grant date, except that, to the extent that incentive stock options are granted to a ten percent stockholder, such options will expire after five years from the grant date. Unless otherwise provided by the Committee, options will be subject to vesting based on continued employment or service, as applicable, with twenty-five percent of the options granted to holders who are not non-employee directors vesting on the second anniversary of the date of grant, and the remaining seventy-five percent of the options granted vesting on the fourth anniversary of the date of grant, and with 33 1/3% of the options granted to holders who are non-employee directors vesting on each of the first, second, and third anniversaries of the date of grant; provided, however, that upon certain qualifying terminations of a holder’s employment following the occurrence of a “change in control” (as defined in the 2011 Stock Option Plan), such holder’s unvested options shall immediately vest as of the date of such termination. All options granted under the 2011 Stock Option Plan will be subject to any incentive compensation clawback or recoupment policy implemented by the Board of Directors from time to time.

Change in Capitalization.

In the event of a stock split, recapitalization, reorganization, merger, consolidation, or other relevant change in capitalization occurring after the date of grant of any option, the declaration and payment of an extraordinary dividend, or if there is any change in applicable laws or circumstances that results in or could result in any substantial dilution or enlargement of the rights intended to be granted to or generally available for 2011 Stock Option Plan participants, the aggregate number of shares of common stock that may be granted or purchased pursuant to options, the number of shares of common stock covered by each outstanding option, and the price per share thereof will be equitably and proportionally adjusted or substituted, as determined by the Committee, as to the number, price, or kind of share of common stock or other consideration subject to such options.

“Corporate Event.”

Under the 2011 Stock Option Plan, in addition to or in lieu of the capitalization adjustments described above, unless otherwise provided in an option agreement, in the event of a change in control or other “corporate event” (as defined in the 2011 Stock Option Plan), the Committee may, in its discretion, make any or all of the following adjustments to options: (i) require that options be assumed or substituted in connection with the corporate event (subject to the capitalization adjustments described above); (ii) accelerate the vesting of options; or (iii) cancel any outstanding options and pay holders of vested options consideration in respect of such cancellation, in an amount based on the amount of the per share consideration being paid for the common stock in connection with the corporate event, less the applicable exercise price, where such difference is greater than zero.

Transferability.

Except as otherwise provided in an option agreement or as otherwise permitted by the Committee, the 2011 Stock Option Plan provides that options will generally not be transferable other than by will or by the laws of descent and distribution.

Amendments and Termination; Duration of the 2011 Stock Option Plan.

The Board of Directors will have the ability to amend the 2011 Stock Option Plan or any options granted thereunder at any time, provided that no amendment will be made that impairs the rights of the holder of any option without such holder’s consent. The Board of Directors may also suspend or terminate the 2011 Stock Option Plan at any time, and, unless sooner terminated, the 2011 Stock Option Plan will terminate on tenth anniversary of the date of its adoption by the Board of Directors.

U.S. Federal Income Tax Consequences.

The following is a brief discussion of the U.S. federal income tax consequences of the 2011 Stock Option Plan based on the Code, as in effect as of the date of this summary. The 2011 Stock Option Plan is not qualified under Section 401(a) of the Code. This discussion does not address all aspects of U.S. federal income taxation and does not describe foreign, state, or local tax consequences.

2011 Stock Option Plan participants will not recognize taxable income upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, 2011 Stock Option Plan participants will recognize taxable income, and their employers will generally be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. This taxable income is taxes as ordinary compensation income and is based upon the excess of the fair market value of the common stock at exercise over the exercise price.

At the time a 2011 Stock Option Plan participant is required to recognize ordinary compensation income resulting from the exercise of a nonqualified option, such income will be subject to federal (including, except as described below, Social Security and Medicare) and applicable state and local income tax and applicable tax withholding requirements. If a participant’s year-to-date compensation on the date of exercise exceeds the Social Security wage base limit for such year ($106,800 in 2011), the participant will not have to pay Social Security taxes on such amounts. The Company is required to report to the appropriate taxing authorities the ordinary income received by 2011 Stock Option Plan participants, together with the amount of taxes withheld to the Internal Revenue Service and the appropriate state and local taxing authorities.

2011 Stock Option Plan participants will not recognize taxable income upon the grant or exercise of an incentive stock option. Subject to certain exceptions for disability or death, if an incentive stock option is exercised more than three months following a termination of employment, the tax effects to the participant and their employer in connection with such exercise will generally be taxed as the exercise of a nonqualified stock option. For purposes of determining whether a participant is subject to any alternative minimum tax liability, upon exercising an incentive stock option, the participant will generally be required to increase his or her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the participant had exercised a nonqualified stock option. In general, there are no federal income tax consequences to the Company or its subsidiaries upon the grant, exercise, or termination of an incentive stock option.

New Plan Benefits.

The following table sets forth the stock options that have been approved by the Committee for grant under the 2011 Stock Option Plan to date. The grant of stock options to our named executive officers is subject to stockholder approval of the 2011 Stock Option Plan and as such, the grants will not become effective until a minimum of 20 calendar days after the mailing of this Notice and Information Statement to our stockholders, or, if later, the date on which each of our named executive officers executes a revised employment agreement. In the event that our named executive officers do not enter into revised employment agreements, such stock options will not be granted. The grant of stock options to our directors is subject to stockholder approval of the 2011 Stock Option Plan and as such, the grants will not become effective until a minimum of 20 calendar days after the mailing of this Notice and Information Statement to our stockholders. The amounts set forth in the following table represent only those grants that have been approved by the Committee to date under the 2011 Stock Option Plan. The future grant of awards under the 2011 Stock Option Plan is entirely within the discretion of the Committee, and we cannot forecast the extent to which such grants will be made in the future.

NEW PLAN BENEFITS

C&D TECHNOLOGIES, INC. 2011 STOCK OPTION PLAN

Name and Position	Dollar Value ($)		Number of Options
Jeffrey A. Graves
President and Chief Executive Officer	—	(1)	10,597,979	(2)
Ian J. Harvie
Senior Vice President and Chief Financial Officer	—	(1)	3,815,272	(2)
James D. Dee
Former Senior Vice President, General Counsel, Secretary and Chief Administrative Officer	—	(3)	—	(3)
Todd Greenspan
Former Vice President and Corporate Controller	—	(3)	—	(3)
Executive Group	—	(1)	14,413,251	(2)
Non-Executive Director Group	—	(1)	10,597,980	(4)
Non-Executive Officer Employee Group	—	(1)	17,380,686	(2)

(1)	The fair value of the option award is not calculable until after the date of grant.
(2)	It is anticipated that these stock options will vest 25% on the second anniversary of the date of grant and 75% on the fourth anniversary of the date of grant, or upon death, disability, or a change in control. Stock option awards shown in this column do not account for the adjustment to our common stock that will occur after consummation of the Reverse Stock Split.
(3)	Messrs. Dee and Greenspan left the Company on September 10, 2010 and December 1, 2010, respectively, and as such, are not eligible to receive awards under the 2011 Stock Option Plan.
(4)

It is anticipated that these stock options will vest 33 1/3% on each of the first, second, and third anniversaries of the date of grant, or upon death, disability, or a change in control. Stock option awards shown in this column do not account for the adjustment to our common stock that will occur after consummation of the Reverse Stock Split.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Our Compensation Program

We seek to provide competitive compensation for our executive officers that attracts and retains qualified executives, rewards individual and team/company achievement and aligns the financial interest of our executives with those of our stockholders. We use a combination of base salary, annual cash incentives, long-term equity incentives, perquisites and benefits programs to achieve these objectives. We place significant emphasis on pay for performance-based incentive compensation programs for our executives. These programs reward our executives when our financial and operational goals are achieved and/or when our stock price appreciates.

Operation of the Compensation Committee

Our compensation committee (the “Compensation Committee”) consists entirely of independent members of the Board of Directors and has the responsibility for establishing, implementing and monitoring adherence with the Company’s compensation program. The role of the Compensation Committee is to oversee, on behalf of the Board of Directors and for the benefit of the Company and its stockholders, the Company’s compensation, incentive and benefit plans and policies, administer its stock plans (including reviewing and approving equity grants to all executive officers, including the Chief Executive Officer) and review all other compensation decisions relating to the other executive officers of the Company and approve these decisions for all executive officers (other than the Chief Executive Officer, whose non-equity compensation is approved by the Board of Directors). Our Compensation Committee has structured our annual and long-term incentive-based cash and non-cash executive compensation to motivate our executives to achieve our business goals and reward executives for achieving such goals in accordance with the compensation philosophy described below.

Our Compensation Committee compares each element of total compensation against a peer group of publicly-traded companies. This compensation peer group, which our Compensation Committee updated for fiscal year ended January 31, 2011 (“FY 2011”), consists of companies with which our Compensation Committee believes we compete or may compete for talent and for stockholder investment and is disclosed in more detail in the section Peer Group Benchmarking.

Compensation Philosophy and Objectives

The primary focus of our executive compensation program is to improve our performance year-over-year and over a longer-term period. We designed our compensation programs to provide the tools necessary to hire executives with the skills needed to manage our business, to meet these goals and to retain the executives over the long-term. To this end, for those current executives named in the Summary Compensation Table, we designed the annual and long-term incentive plans to provide a significant financial link between profitability, cash flow and total stockholder return and total compensation earned.

A key consideration in developing our compensation programs was to have plans that were easy to understand and administer while being competitive with the programs offered by other companies with which we compete or may compete for executive talent.

Our Compensation Committee generally targets the 50th percentile of the market when evaluating and reviewing base salary and between the 50th and 75th percentile of the market when evaluating and reviewing incentive compensation for external competitiveness.

The Compensation Committee does not pre-establish policy or set targets for the allocation between cash and non-cash or short-term and long-term incentive compensation. Rather, our Compensation Committee reviewed information provided by outside consultants to determine the appropriate level and mix of incentive compensation.

Role of Management in Compensation Process

Certain of our executive officers have roles in the compensation process. The Chief Executive Officer generally makes recommendations to our Compensation Committee regarding salary increases for other executive officers during the regular merit increase process. In addition, the Chief Executive Officer provides his perspective on recommendations provided by the outside consulting firm hired by our Compensation Committee regarding compensation program design issues. Although the Chief Executive Officer regularly attends Compensation Committee meetings, he is present only by invitation of the Compensation Committee and has no independent right to attend such meetings. In FY 2011, the Chief Executive Officer attended all of the Compensation Committee meetings, but he did not participate in the executive sessions of the Compensation Committee in which his own compensation was discussed.

Other executive officers and members of the Human Resource team, at the request of our Compensation Committee, work with outside consultants to provide data about past practices, awards, costs and participation in various plans, as well as information about our annual and longer-term goals. When requested by our Compensation Committee, selected executive officers may also review and propose recommendations on plan design and structure and provide a perspective to our Compensation Committee on how these recommendations may affect recruitment, retention and motivation of our employees.

Employees from our Human Resources, Finance and Legal Departments design and administer, on a day-to-day basis, our pension, savings, health, welfare and time-off plans and policies applicable to salaried U.S.-based employees. Our Compensation Committee remains responsible for certain fundamental changes outside the day-to-day requirements necessary to maintain these plans and policies.

Role of Compensation Consultant in Compensation Process

The Compensation Committee utilizes the C&D Human Resource department and also has the authority under its charter to engage the service of outside consultants to assist the Compensation Committee. In accordance with this authority the Compensation Committee in FY 2011 engaged the services of Mercer (US) Inc. (“Mercer”), an independent outside global human resources consulting firm, to conduct the following analysis:

•	Evaluate the Company’s peer group;

•	Update the Compensation Committee on trends in executive compensation and regulatory environment.

Mercer is typically invited by the Compensation Committee to attend its meetings. During FY 2011, Mercer attended two of the Compensation Committee’s meetings in person or by telephone. In the course of fulfilling its consulting responsibilities, representatives of Mercer regularly communicate with the Chairperson of the Committee outside of regular committee meetings. Mercer also meets with management from time to time to gather information and to review proposals that management may make to the Compensation Committee.

In January 2011 the Compensation Committee engaged the services of Lyons, Benenson & Company Inc. (“LB&Co”) to provide recommendations for FY 2012 long-term incentive grants to the CEO and his direct reports. The Compensation Committee expects to engage the services of LB&Co during FY 2012.

Peer Group Benchmarking

Our Compensation Committee relied on information provided by Mercer to review our total compensation program and provide guidance for FY 2011 compensation decisions for the Chief Executive Officer and other key executives. Mercer, who was engaged by our Compensation Committee, provided our Compensation Committee with relevant market data and alternatives to consider when making compensation decisions for the Chief Executive Officer and, on the recommendations made by the Chief Executive Officer, for other executive officers.

We worked with Mercer to further review and modify this group during FY 2010 for pay decisions for FY 2011 to better align the revenue size of our compensation peer group to C&D. Mercer applied the following criteria to develop a peer group for C&D:

•	U.S.-based publicly traded companies with substantial international operations;

•	Companies classified in SIC code group 3690 (Misc. Electrical Machinery, Equipment, and Supplies) and GICS Sub Industry 20104010 (Electrical Components and Equipment); and

•	Companies with net revenues between $180 million and $750 million

The modified peer group for making pay decisions in FY 2011 was:

American Superconductor Corporation	Polypore International, Inc.

Energy Conversion Devices	Powell Industries, Inc.

Franklin Electric Company, Inc.	Preformed Line Products Co

Greatbatch, Inc.	UltraLife Corporation

GT Solar International, Inc.	Vicor Corporation

In addition to these 10 peer group companies, we used Exide Technologies, Enersys, Inc. and Maxwell Technologies for benchmarking of pay practices, such as compensation plan design, because they are either direct competitors or operate in a substantially similar industry to C&D. They are not included in the peer group because of their size relative to C&D.

Elements of Our Compensation Program

Base Salary

We set base salaries of our executive officers based upon their respective positions with us and their performance. We pay base salaries to executive officers to provide a base of cash compensation. We establish a base salary when we hire an executive officer, based on market benchmarks for the position. We adjust base salary based on the executive officer’s skills, capabilities, accomplishments, potential for professional growth, experience in similar roles and internal equity.

During its annual review of base salaries for executives, our Compensation Committee primarily considers market data and compensation levels of executive officers of companies in competing businesses and our geographic markets, an internal review of the executive’s compensation, both individually and relative to other executive officers, and the individual performance of the executive. We also consider the recommendations of our Chief Executive Officer for other executive officers. Our Compensation Committee determines whether and at what level to award annual increases typically in the first fiscal quarter of each year, after considering the individual’s performance, responsibilities, experience and internal equity, as well as external market practices. During FY 2011 our Compensation Committee did not approve any increases to base salary for our executive officers.

Short-Term Cash Incentives

We use short-term cash incentives to focus executive officers on the annual performance plan and to reward them for achieving pre-established performance goals and strategic objectives. These short-term cash incentives, along with the long-term incentives, put a significant portion of each executive officer’s pay at risk, so that these incentives are earned only when we and/or the executive officer attain key performance goals and strategic objectives.

For FY 2011, we established a short-term cash incentive program called the FY 2011 Annual Incentive Plan, or the “FY 2011 AIP”. An individual executive officer’s annual incentive compensation target under our FY 2011 AIP was expressed as a percentage of salary. The target bonus for our Chief Executive Officer was 70% of his annual salary. For Messrs. Harvie and Dee the target bonus was 50% of their annual salary. For Mr. Greenspan the target bonus was 40% of his annual salary. Annual incentive payments under the FY 2011 AIP have a potential payout range from 0% to 200% of the target bonus percent, based on the level of performance against the financial and individual objectives. Messrs. Dee and Greenspan are not eligible to receive payment from the FY 2011 AIP due to their voluntary resignations prior to January 31, 2011.

Each year, our Compensation Committee considers input and recommendations from management and evaluates our business and strategic plan to determine which financial metrics are critical to achieving this plan. Our Compensation Committee selected EBITDA as the primary performance metric because we believe it represents the best overall financial measure available to measure the success of the executive officers in executing the Company’s business and strategic plan. Our Compensation Committee determined that the following financial metrics and weightings were appropriate for the FY 2011 AIP:

	FY 2011 AIP Weightings
Executive Group	EBITDA	Individual Objectives
CEO and Direct Reports to CEO	80%	20%

The chart below sets forth the threshold, target and maximum levels for FY 2011 AIP for Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”). The actual level of attainment for EBITDA is not currently calculable, but is expected to be determined during the first quarter of FY 2012. The performance goals were established before the impact of restructuring charges and acquisitions, and attainment of the goals will accordingly be determined excluding these factors:

Financial Metric	Threshold	Target	Maximum
EBITDA	$29.3M	$34.6M	$41.5M

For our executive officers 20% of the FY 2011 AIP is linked to the achievement of individual objectives agreed to (i) by the full Board of Directors, in the case of the Chief Executive Officer and (ii) by the Compensation Committee, in the case of executive officers who are direct reports to the Chief Executive Officer. A significant portion of the FY 2011 individual objectives for the executive officers relates to meeting sales objectives, cost reductions, warranty reductions, balance sheet restructuring, new product development, patent applications, merger and acquisition activity, and improved budgeting and financial forecasting systems. There is a maximum payout of 50% of target on individual objectives if the threshold EBITDA level is not met.

The actual payout percentages for the portions of the named executive officers’ FY 2011 AIP awards tied to EBITDA achievement and individual objective achievement are not currently calculable, but are expected to be determined during the first quarter of FY 2012.

At its meeting on January 25, 2011, the Compensation Committee approved a modification to the FY 2012 AIP that served to increase the weighting of the award based on individual objectives. The Compensation Committee approved this action to allow for a greater focus on working capital objectives, where practical, within the individual objectives. The objectives and respective weighting of the FY 2012 AIP are noted below:

	FY 2012 AIP Weightings
Executive Group	EBITDA	Individual Objectives
CEO and Direct Reports to CEO	70%	30%
Other Executive Officers	70%	30%

Annual incentive payments under the FY 2012 AIP will range from 0% to 200% of the target bonus percent, based on the level of performance against the financial and individual objectives. The financial objectives for all participants are based on the Company’s overall financial performance. There is a maximum payout of 50% of target on individual objectives if a threshold EBITDA level is not met. The threshold EBITDA level is set at 80% of the target EBITDA level.

Long-Term Incentives

We provide equity-based, long-term incentives to our executive officers as part of their competitive pay package because we believe they correlate the interests of these individuals directly to the interests of our stockholders. We also believe that long-term incentive compensation is an important retention tool. Over time, a significant amount of each executive officer’s total wealth opportunities depend upon our financial performance and total return to stockholders.

For FY 2011 our Compensation Committee based grant decisions on a targeted economic value as a percentage of base salary and balanced that against the number of shares available from the 2007 C&D Technologies, Inc. Stock Incentive Plan. Our Compensation Committee determines individual award levels based on competitive market information, individual performance and expected potential for future contributions to our business. Our Compensation Committee also considers an individual’s history of past awards, time in his or her current position, and any change in responsibility.

The Compensation Committee uses several long-term incentive vehicles to balance the award and support the compensation philosophy of improving performance year over year and over the long-term. The Committee uses the following vehicles:

Long-Term Incentive Vehicle	Contribution to Compensation Objectives
Stock Options Stock Appreciation Rights	Promotes executive focus on share price appreciation and total shareholder return

Restricted Stock	Promotes retention of executives and focus on share price

Restricted Stock Units

Performance Shares Performance Units	Promotes executive focus on multi-year financial objectives balanced with long-term stock price appreciation

For FY 2011 our Compensation Committee reviewed the share availability from the 2007 C&D Technologies, Inc. Stock Incentive Plan and on April 14, 2010 approved long-term incentive awards that are designed to be settled in cash, but could, at the Compensation Committee’s option, be settled in shares of stock if available. On April 14, 2010, the Compensation Committee authorized the grant of long-term incentives on May 3, 2010 to the following executive officers:

	Economic Value Granted				Number of Each Type Granted (1)
Name	Base Salary	Target Economic Value as % of Base Salary	Target Economic Value	Actual Economic Value as % of Base Salary on Date of Grant	Stock Appreciation Rights	Restricted Stock Units	Performance Units
Jeffrey A. Graves	550,000	160%	880,000	111%	199,823	143,229	143,229
Ian J. Harvie	360,000	85%	306,000	59%	68,012	48,750	48,750
James D. Dee	270,000	85%	229,500	59%	51,009	36,563	36,563
Todd Greenspan	195,000	12%	23,400	14%	8,502	6,094	6,094

(1)	Awards in this table do not take into account the 1:1.37335 stock split that occurred on December 23, 2010.

The terms and conditions of the FY 2011 grant are as follows:

Long-Term Incentive Vehicle	FY 11 Terms and Conditions
Stock Appreciation Rights	3-year cliff vesting; service-based; settled in cash or stock at Compensation Committee’s discretion.

Restricted Stock Units	4-year graded vesting (25% per year); service-based; settled in cash or stock at the Compensation Committee’s discretion.

Performance Units	3 one-year EBITDA objectives (measured on an absolute basis and reviewed and set annually at the beginning of each fiscal year). 3 one-year performance periods with 3-year cliff vesting. Awards can be made at 0 to 250% of target and are indexed to stock price. Awards are settled in cash or stock at the Compensation Committee’s discretion.

For FY 2012 our Compensation Committee approved recommendations put forth by LB&Co on a long-term incentive grant. Our recapitalization plan approved by shareholders in December 2010 included a reserve of up to 10% of our shares of authorized common stock to be issuable upon exercise of options granted under a new management incentive plan. This management incentive plan will be called the 2011 C&D Technologies, Inc. Stock Option Plan and assumes that 52,989,895 shares will be reserved, subject to adjustment after the consummation of the Reverse Stock Split, as further discussed above under the caption “CORPORATE ACTION TAKEN–REVERSE STOCK SPLIT–Potential Effects of the Reverse Stock Split–General.” LB&Co recommended to the Compensation Committee on January 25, 2011 that the Compensation Committee use the new management incentive plan reserve as follows:

•	2% of 10% for the Chief Executive Officer

•	4% of 10% for direct reports to the Chief Executive Officer

•	2% of 10% for new members of our Board of Directors

•	2% of 10% to be reserved for future grants

Our Compensation Committee approved the grant of stock options to our executive officers on January 25, 2011 subject to (a) shareholder approval of the C&D Technologies, Inc. 2011 Stock Option Plan and (b) the executive signing a revised employment agreement with the material terms that are discussed beginning on page 25. The Compensation Committee authorized the grants (which, as with the C&D Technologies, Inc. 2011 Stock Option Plan share reserve, are subject to adjustment following the consummation of the Reverse Stock Split) to the following executive officers:

Executive Officer	Stock Options Approved for Grant	FY 2012 Grant Terms and Conditions
Jeffrey A. Graves	10,597,979	• 25% to be vested on the 2nd anniversary of the date of grant.
Ian J. Harvie	3,815,272	• 75% to be vested on the 4th anniversary of the date of grant.

Stock Option Grant Practices

We typically make annual stock option grant decisions pursuant to our equity incentive plans during the first fiscal quarter of each year. We make very few grants to any employee at other times during the year, and the grants are usually made in connection with hiring or to comply with foreign regulations. Beginning in FY 2008, we resumed awarding annual equity grants during the first quarter of each fiscal year so that our Compensation Committee has the opportunity to align decisions on all elements of compensation at the same time; however, there is no commitment that the Compensation committee make a grant every year to an executive officer. The date of grant for an annual grant is the date of the Compensation Committee meeting or a future date decided at the Compensation Committee meeting. There is no relationship between the timing of the award of equity grants and our release of material, non-public information. The date of grant for awards to new hires is, if approved by the Compensation Committee, the date of the Compensation Committee meeting, the date of hire for the recipient or the first of the month following the date of hire for the recipient. Additionally, our Compensation Committee has authorized our Chief Executive Officer to make a certain amount of stock option grants to employees other than executive officers. The date of grant for stock option awards made by our Chief Executive Officer is the first trading day of the month following the Chief Executive Officer’s approval of the grant.

The exercise price of stock options is the fair market value on the date of grant. The only exception to this rule is to comply with certain foreign jurisdictions, where the law may require additional restrictions on the calculation of the option price. The fair market value is defined as the closing price of the common stock on the date of the grant. We do not have specific holding period requirements; however, we do have Stock Ownership Guidelines as discussed on page 23.

Executive Benefits and Perquisites

As salaried, U.S.-based employees, our executive officers participate in a variety of retirement, and health and welfare programs that our Compensation Committee believes are important in assisting in the attraction and retention of key executive talent and are reasonable, competitive and consistent with our overall executive compensation philosophy.

Health and Welfare

Our health and related benefit plans include medical, dental, life, short-term disability, accidental death and dismemberment and travel accident coverage. The majority of health and related benefits provided to executive officers are offered through broad-based plans applicable to all salaried employees.

C&D Technologies Savings Plan

Our executive officers are eligible to participate in the C&D Technologies Savings Plan, a qualified 401(k) plan that provides U.S. salaried employees, including all of the executive officers, the opportunity to contribute up to 50% of their eligible compensation, up to the limits imposed by the Code, on a pre-tax or after-tax basis. Effective February 1, 2010, we suspended making matching contributions on employee contributions. Effective February 1, 2011 we will resume matching 50% on employee contributions up to the first 8% of eligible pay. The match we provide vests on the third anniversary of the date of hire. We may also make a profit sharing contribution of 0% to 8% of eligible pay depending upon our profitability. We did not make a profit-sharing contribution for FY 2011 to any of our executive officers.

Supplemental Executive Retirement Plan

We maintain a non-qualified supplemental executive retirement plan, which we refer to as the SERP, covering executives specified from time to time by our Board of Directors. The SERP is designed to overcome the statutorily based limitations of our qualified defined benefit and defined contribution retirement plans. All of our active executive officers are eligible to participate in the SERP; however, our Board of Directors has not elected to designate them as participants. We base retirement benefits on the participant’s cash compensation, consisting of base salary plus annual cash bonuses. Long-term incentives do not impact these retirement benefits. For additional details of the benefits and plan features of the SERP, please refer to the section entitled “Pension Benefits”.

Non-Qualified Deferred Compensation Program

We maintain a non-qualified deferred compensation plan by which certain employees, including all of our executive officers and our Directors, may elect to defer receipt of a designated percentage or amount of their compensation. We adopted this program because it provides an opportunity for participants, including the named executive officers, to save for future financial needs at little cost to us. The plan does not guarantee a return or provide above-market preferential earnings. None of our executive officers participated in our non-qualified deferred compensation plan in FY 2011. For additional details of the benefits and plan features of the non-qualified deferred compensation program, please refer to the section entitled “Pension Benefits”.

Perquisites and Other Personal Benefits

We provide a car allowance to our Chief Executive Officer in the amount of $1,100 per month. We provide an annual physical or reimbursement for an annual physical to our executive officers and we provide our executive officers with reimbursement for actual expenses incurred for financial planning services. The annual reimbursement for financial planning services is limited to $2,500, except for the Chief Executive Officer whose maximum annual reimbursement for financial planning services is limited to $5,000. Effective February 1, 2011 we will no longer be providing reimbursement for financial planning services or an annual physical to our executive officers because we do not wish to provide perquisites and other personal benefits to executive officers that are not available to other employees of the Company. We disclose the actual cost of all perquisites provided to the executive officers in the footnotes to the Summary Compensation Table.

Stock Ownership Guidelines

We designed our stock ownership guidelines to help us attract and retain those executives who have a strong belief in our long-term growth potential and who are willing to assume the same risks as our stockholders. We expect each of our executive officers to own a reasonable number of shares of our common stock. In furtherance of this policy, our Board of Directors has established stock ownership guidelines and procedures. The amount of stock we expect an executive officer to own is based on his or her base salary, salary grade and reporting relationship. In general, we expect executive officers that report to the Chief Executive Officer to own 10,000 shares of our common stock if the executive’s annual salary was greater than $200,000, and 8,000 shares if the executive’s salary was less than or equal to $200,000. Executive officers that do not report to the Chief Executive Officer are expected to own 4,000 shares of our common stock. We expect our Chief Executive Officer to own 50,000 shares of our common stock. Each executive has five years from the date of his or her appointment as an executive officer to attain the expected level of stock ownership. We gauge the degree of each covered executive’s compliance with the guidelines at the close of business on December 31st of each calendar year (or the immediately preceding Friday if December 31st falls on a weekend). During each of these five years, we expect the executive to acquire sufficient shares to increase his or her total holdings to an amount equal to 20% of the final goal for each year the executive has held his or her current position. We consider shares held under our deferred compensation plan as shares owned for purposes of these stock ownership guidelines. Vested and unvested shares of restricted stock are also considered as shares owned for the purposes of these stock ownership guidelines. Unexercised stock option awards do not constitute shares owned for purposes of these guidelines. Each covered executive was in compliance with these guidelines as of December 31, 2010.

Tax and Accounting Implications

Deductibility of Compensation under Code Section 162(m)

Our Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals unless the compensation satisfies certain performance-based standards. We believe that we can generally fully deduct past compensation paid under the AIP and long-term incentive programs for federal income tax purposes. However, in the future our Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. We conducted a full review of our compensation plans during FY 2009 and verified that they are in compliance or amended the plans to come into compliance with the final regulations.

Employment Agreements and Executive Severance Benefits

We are party to employment agreements with certain of our executive officers, including those listed in the Summary Compensation table, pursuant to which they are entitled to receive severance benefits upon certain qualifying termination of employment. The term of these employment agreements will continue in effect until either we or the executive provides at least 30 days written notice of termination of the agreement.

Non-Change-In-Control Severance Benefits

If we terminate the employment of a named executive officer with an employment agreement without cause, other than as a result of death or disability, or if the executive terminates his employment after the occurrence of any action or inaction by us that constitutes a material breach of the employment agreement, and such termination is not within 6 months prior to or 24 months after a change in control (as defined in the employment agreements), then we must pay the executive the following non-change-in-control severance benefits, as applicable:

•	Dr. Graves:

•	Two times annual base salary in effect immediately before termination, plus $10,000;

•	Two times target bonus amount in effect immediately before termination;

•

The cost to provide Dr. Graves and his eligible beneficiaries (if applicable) health and medical coverage under our health and medical plans, provided Dr. Graves timely elects COBRA coverage upon termination of employment, for 18 months after the termination or until Dr. Graves obtains alternative coverage, if earlier; and

•	Life insurance coverage under our life insurance policy for 2 years following termination.

•	Mr. Harvie:

•	One times annual base salary in effect immediately before termination plus $10,000;

•	One times target bonus amount in effect immediately before termination;

•

The cost to provide Mr. Harvie and his eligible beneficiaries (if applicable) health and medical coverage under our health and medical plans, provided Mr. Harvie timely elect COBRA coverage upon termination of employment, for 12 months after the termination or until Mr. Harvie obtain alternative coverage, if earlier; and

•	Life insurance coverage under our life insurance policy for 1 year following termination.

In general, we would pay these benefits through normal payroll installments through the period ending as of the end of the second month following the calendar year in which the termination occurs with the balance to be paid in a single lump sum within the 15-day period immediately following the end of the month in which the installment payments are to cease.

Change-In-Control Benefits

The employment agreements provide for double trigger change-in-control severance benefits. This means that the following two events must occur before we will pay these benefits to the executives: (1) a change-in-control must occur, and (2) within 6 months prior to or 24 months after the change in control, the executive officer’s employment must be terminated by us without cause, other than as a result of death or disability, or by the executive officer due to our material breach of his employment agreement within 6 months prior to the change-in-control or for good reason (as defined in the employment agreements) within 24 months after the change-in-control. If these events occur, we must pay the executive officer the following change-in-control severance benefits, as applicable:

•	Dr. Graves:

•	Three times annual base salary in effect immediately before termination, plus $10,000;

•	Three times the greater of (a) the average of the annual bonus paid with respect to the three most recently completed fiscal years or (b) Dr. Graves’ target bonus percentage times base salary;

•

The cost to provide Dr. Graves and his eligible beneficiaries (if applicable) health and medical coverage under our health and medical plans, provided the executive officer timely elects COBRA coverage upon termination of employment, for 18 months after the termination or until Dr. Graves obtains alternative coverage, if earlier;

•	Life insurance coverage under our life insurance policy for 2 years following termination;

•	Immediate vesting of all previously unvested stock options, performance share awards and restricted stock awards;

•	Outplacement services for one year;

•	Gross-up payment for any taxes or penalties imposed under Code Section 409A; and

•	Gross-up payment for any payment that would be subject to an excise tax imposed by Code Section 4999.

•	Mr. Harvie:

•	Two times annual base salary in effect immediately before termination, plus $10,000;

•	Two times the greater of (a) the average of the annual bonus paid with respect to the three most recently completed fiscal years or (b) Mr. Harvie’s target bonus percentage times base salary;

•

The cost of health and medical coverage under our health and medical plans for Mr. Harvie and his eligible beneficiaries (if applicable), provided that Mr. Harvie timely elects COBRA coverage upon termination of employment, for 18 months after the termination or until Mr. Harvie obtains alternative coverage, if earlier;

•	Life insurance coverage under our life insurance policy for 2 years following termination;

•	Immediate vesting of all previously unvested stock options, performance share awards and restricted stock awards;

•	Outplacement services for one year;

•	Gross-up payment for any taxes or penalties imposed under Code Section 409A; and

•	Gross-up payment for any payment that would be subject to an excise tax imposed by Code Section 4999.

The executives will receive the base salary, annual bonus payments and any applicable gross-up payment due under these agreements in a lump sum immediately following termination with respect to a change-in-control.

Amendments to Employment Agreements

On January 25, 2011 the Compensation Committee approved amendments to the employment agreements for our executive officers. As of the date of this Notice and Information Statement the amendments have not been drawn up and presented to our executive officers. All stock option awards referenced on page 21 are conditional upon the acceptance of the revised employment agreement terms. The material terms of the proposed amendments are described below.

Proposed Amendments to Non-Change-In-Control Severance Benefits

If we terminate the employment of a named executive officer with an employment agreement without cause, other than as a result of death or disability, or if the executive terminates his employment after the occurrence of any action or inaction by us that constitutes a material breach of the employment agreement, and such termination is not within 6 months prior to or 24 months after a change in control (as defined in the employment agreements), then we must pay the executive the following non-change-in-control severance benefits, as applicable:

•	Dr. Graves:

•	Two times annual base salary in effect immediately before termination;

•	Two times target bonus amount in effect immediately before termination; and

•

The cost to provide Dr. Graves and his eligible beneficiaries (if applicable) coverage under our medical, dental and vision plans, provided Dr. Graves timely elects COBRA coverage upon termination of employment, for 24 months after the termination or until Dr. Graves obtains alternative coverage, if earlier.

•	Mr. Harvie:

•	One times annual base salary in effect immediately before termination;

•	One times target bonus amount in effect immediately before termination; and

•

The cost to provide Mr. Harvie and his eligible beneficiaries (if applicable) coverage under our medical, dental and vision plans, provided Mr. Harvie timely elects COBRA coverage upon termination of employment, for 12 months after the termination or until Mr. Harvie obtains alternative coverage, if earlier.

In general, we would pay these benefits through normal payroll installments through the period ending as of the end of the second month following the calendar year in which the termination occurs with the balance to be paid in a single lump sum within the 15-day period immediately following the end of the month in which the installment payments are to cease.

Proposed Amendments to Change-In-Control Benefits

The employment agreements provide for double trigger change-in-control severance benefits for a change-in-control that occurs after the amended employment agreement is signed. This means that the following two events must occur before we will pay these benefits to the executives: (1) a change-in-control must occur after the amended employment agreement is signed, and (2) within 6 months prior to or 24 months after the change in control, the executive officer’s employment must be terminated by us without cause, other than as a result of death or disability, or by the executive officer due to our material breach of his employment agreement within 6 months prior to the change-in-control or for good reason (as defined in the employment agreements) within 24 months after the change-in-control. If these events occur, we must pay the executive officer the following change-in-control severance benefits, as applicable:

•	Dr. Graves:

•	Three times annual base salary in effect immediately before termination;

•	Three times the greater of (a) the average of the annual bonus paid with respect to the three most recently completed fiscal years or (b) Dr. Graves’ target bonus percentage times base salary;

•

The cost to provide Dr. Graves and his eligible beneficiaries (if applicable) coverage under our medical, dental and vision plans, provided Dr. Graves timely elects COBRA coverage upon termination of employment, for 36 months after the termination or until Dr. Graves obtains alternative coverage, if earlier;

•	Outplacement services; and

•	Immediate vesting of all previously unvested stock options and stock awards.

•	Mr. Harvie:

•	Two times annual base salary in effect immediately before termination;

•	Two times target bonus amount in effect immediately before termination;

•

The cost to provide Mr. Harvie and his eligible beneficiaries (if applicable) coverage under our medical, dental and vision plans, provided Mr. Harvie timely elects COBRA coverage upon termination of employment, for 24 months after the termination or until Mr. Harvie obtains alternative coverage, if earlier;

•	Outplacement services; and

•	Immediate vesting of all previously unvested stock options and stock awards.

The executives will receive the base salary, annual bonus payments due under these agreements in a lump sum immediately following termination with respect to a change-in-control.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee, comprised of independent members of the Board of Directors, reviewed and discussed the above compensation discussion and analysis with our management. Based on the review and discussions, our Compensation Committee recommended to our Board of Directors that the compensation discussion and analysis be included in these proxy materials.

The Compensation Committee

James J. Gaffney, Chairperson

Todd Arden

Kevin P. Dowd

David L. Treadwell

January 25, 2011

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee members whose names appear above, as well as Pamela L. Davies, David S. Gee, Robert I. Harries and William Harral III, were members of our Compensation Committee during the fiscal year ended January 31, 2011. None of these members of the Compensation Committee is or has been a former or current executive officer of C&D or had any relationships requiring disclosure by C&D under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. During the fiscal year ended January 31, 2011, none of our executive officers served as a Director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, whose own executive officers served as a Director or member of our Compensation Committee.

Executive Compensation

The following tables show for FY 2011, the compensation we paid to our Chief Executive Officer, Chief Financial Officer, referred to in this Proxy Statement as our “current executive officers” or “executive officers”, James D. Dee, who left the employment of C&D on September 10, 2010, and Todd Greenspan who left the employment of C&D on December 1, 2010, together our “named executive officers”. The amounts shown are consistent with the terms of the respective employment agreements entered into with certain of our executive officers.

Summary Compensation Table

Name & Principal Position	Fiscal Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3) (7)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value & Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jeffrey A. Graves	2011	550,000	—	423,958	195,886	—	—	15,180	1,185,024
President and Chief Executive Officer	2010	550,000	—	192,205	105,632	—	—	21,597	869,434
	2009	550,000	134,750	422,640	353,398	38,500	—	25,085	1,524,373

Ian J. Harvie	2011	360,000	—	144,300	66,672	—	—	3,796	574,768
Senior Vice President and Chief Financial Officer	2010	360,000	—	65,419	35,953	—	—	21,317	482,689
	2009	359,998	63,000	129,140	103,074	18,000	—	5,074	678,286

James D. Dee	2011	165,807	0	108,226	50,004	0	—	14,806	338,843
Former Senior Vice President, General Counsel, Secretary and Chief Administrative Officer (5)	2010	270,000	—	49,065	26,965	13,500	—	9,322	368,852
	2009	270,000	104,250	129,140	103,074	13,500	—	10,778	630,742

Todd Greenspan	2011	163,250	0	18,038	8,335	0	—	14,394	204,017
Former Vice President and Corporate Controller (6)	2010	80,625	—	—	—	3,250	—	65,717	149,592

(1)	Includes amounts deferred under our qualified 401(k) savings plan.
(2)	Bonus and Non-Equity Compensation Plan amounts have not yet been determined for FY 2011, but are expected to be determined during the first quarter of FY 2012, at which time such amounts will be disclosed under Item 5.02(f) on Form 8-K.
(3)	The amounts in columns (e) and (f) are the aggregate grant date fair values of the stock options, restricted stock, performance shares, stock appreciation rights, restricted stock units and performance shares computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718 and represent the Company’s total projected expense of grants on the date of grant made to the named executive officers in each of 2011, 2010, and 2009 except that no estimates for forfeitures have been taken into account. For a discussion of the assumptions made in the 2009 and 2010 valuations, see Note 7 to the Company’s 2010 Notes to Consolidated Financial Statements included in its Annual Report on Form 10-K for the fiscal year ended January 31, 2010. The fair value of stock options granted during the fiscal year 2011 was estimated on the grant date using the Black-Scholes option pricing model with the following assumptions: a risk-free interest rate of 2.625%, a dividend yield of 0.00%, a volatility factor of 77.484% and an expected life of 5 years.

(4)	The table below details the compensation included in the “All Other Compensation” column for FY 2011.
(5)	Mr. Dee left the Company on September 10, 2010.
(6)	Mr. Greenspan left the Company on December 1, 2010.
(7)	Stock awards include performance units granted in FY 2011 with a fair market value on the date of grant of $211,979, $72,150, $54,113, and $9,019 for Dr. Graves and Messrs. Harvie, Dee and Greenspan, respectively. Should the performance units granted vest at the highest level of performance possible (250%) their fair market value would be $529,947, $180,375, $135,283, and $22,548 for Dr. Graves and Messrs. Harvie, Dee and Greenspan, respectively.

Supplemental All Other Compensation Table

Name	Financial Planning Services ($)	Registrant Contributions to Defined Contribution Plans ($)	Life Insurance Premiums ($)	Car Allowance ($)	Vacation Payout ($)	Total ($)
Jeffrey A. Graves	—	—	1,980	13,200	—	15,180
Ian J. Harvie	2,500	—	1,296	—	—	3,796
James D. Dee	1,350	—	648	—	12,808	14,806
Todd Greenspan	—	—	644	—	13,750	14,394

The following table summarizes grants of plan-based awards made to each of the named executive officers during our last fiscal year:

Grants of Plan-Based Awards for Fiscal Year End January 31, 2011(1)(2)

Name	Award Type	Grant Date	Date of Comp Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Units (#) (4)	All Other Option Awards: Number of Securities Underlying Options (#) (5)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (6)
				Threshold Target Maximum			Threshold Target Maximum

				($)	($)	($)	(#)	(#)	(#)
Jeffrey A. Graves	Annual Incentive			288,750	385,000	770,000
	Performance Units	5/3/2010	4/14/2010				107,422	143,229	358,073				211,979
	Restr. Stock Units	5/3/2010	4/14/2010							143,229			211,979
	SARs	5/3/2010	4/14/2010								199,823	$1.48	195,886

Ian J. Harvie	Annual Incentive			135,000	180,000	360,000
	Performance Units	5/3/2010	4/14/2010				36,563	48,750	121,875				72,150
	Restr. Stock Units	5/3/2010	4/14/2010							48,750			72,150
	SARs	5/3/2010	4/14/2010								68,012	$1.48	66,672

James D. Dee	Annual Incentive			101,250	135,000	270,000
	Performance Units	5/3/2010	4/14/2010				27,422	36,563	91,408				54,113
	Restr. Stock Units	5/3/2010	4/14/2010							36,563			54,113
	SARs	5/3/2010	4/14/2010								51,009	$1.48	50,004

Todd Greenspan	Annual Incentive			57,000	76,000	152,000
	Performance Units	5/3/2010	4/14/2010				4,571	6,094	15,235				9,019
	Restr. Stock Units	5/3/2010	4/14/2010							6,094			9,019
	SARs	5/3/2010	4/14/2010								8,502	$1.48	8,335

(1)	Since the awards are intended to be compensatory, no consideration was paid by any named executive officer to the Company for any award.
(2)	Awards in this table do not take into account the 1:1.37335 stock split that occurred on December 23, 2010.
(3)	The Equity Incentive Plan Awards are performance units granted under our 2007 Stock Incentive Plan. At grant these performance units become vested on May 3, 2013 if C&D achieves certain EBITDA objectives and were designed to be settled in cash.
(4)	The stock awards constitute restricted stock units granted under our 2007 Stock Incentive Plan. These restricted stock become vested one-fourth each on the first, second, third and fourth anniversaries of the date of grant and were designed to be settled in cash.
(5)	The stock option awards constitute stock appreciation rights granted under our 2007 Stock Incentive Plan. Stock appreciation rights become exercisable on the third anniversary of the date of grant and were designed to be settled in cash.
(6)	The grant date fair value of the stock options and stock awards shown in the above table was computed in accordance with ASC Topic 718, excluding the effect of forfeitures, and represents the grant date fair value of the grants made in FY 2011. See footnote 3 to the Summary Compensation Table for a discussion of valuation assumptions for the aggregate grant date fair values.

The following table discloses for each named executive officer all shares of restricted stock and performance shares that have not yet vested and shares of the Company’s common stock underlying unexercised options as of January 31, 2011:

Outstanding Equity Awards at Fiscal Year End January 31, 2011(1)(2)

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) exercisable		Number of Securities Underlying Unexercised Options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Jeffrey A. Graves	89,268		—	7.14	7/5/2015	—	—	—	—
	82,401			5.88	1/26/2016
	151,069			3.71	3/12/2015
	164,802			4.27	5/1/2016
	182,444			0.95	3/2/2017
	274,426	(3)		1.08	5/3/2015
Ian J. Harvie	54,934		—	5.69	12/22/2015	—	—	—	—
	6,867			5.88	1/26/2016
	43,947			3.71	3/12/2015
	48,067			4.27	5/1/2016
	62,097			0.95	3/2/2017
	93,404	(3)		1.08	5/3/2015
James D. Dee	—		—	—	—	—	—	—	—
Todd Greenspan	—		—	—	—	—	—	—	—

(1)	All outstanding awards reflect the 1:1.37335 stock split that occurred on December 23, 2010.
(2)	All unvested and unexercisable awards were vested upon the change-in-control that occurred on December 23, 2010.
(3)	Represents stock appreciation rights granted on May 3, 2010.

Option Exercises and Stock Vested for Fiscal Year End January 31, 2011

None of our named executive officers exercised stock options or stock appreciation rights during FY 2011. The following executive officers vested in stock awards during FY 2011:

	Stock Awards (1)
Name	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (2) (3)
Jeffrey A. Graves (3)	671,795	164,570
Ian J. Harvie (3)	224,794	54,447
James D. Dee (4)	13,688	16,410
Todd Greenspan	—	—

(1)	All stock awards in the table reflect the 1:1.37335 stock split that occurred on December 23, 2010.
(2)	Value realized is based upon the closing price of the Company’s common stock on the applicable vesting date of each award.
(3)	Dr. Graves and Mr. Harvie had stock awards that vested as a result of the standard time-based vesting and accelerated vesting that occurred as a result of the change in control on December 23, 2010.
(4)	Mr. Dee had stock awards that vested as a result of the standard time-based vesting only.

Pension Benefits

None of our named executive officers participated in our Pension Plan and SERP during FY 2011.

Supplemental Executive Retirement Plan

We adopted a SERP, which was originally established in September 1997, covering executives whom our Board of Directors specifies from time to time. The SERP is a non-qualified, unfunded defined benefit compensation plan whose purpose is to provide upon retirement or other qualifying event additional benefits to participants. All of our executive officers are eligible to participate in the SERP but, to date the Board of Directors has not designated them as participants. The normal form of benefit under the SERP for an unmarried participant is a life annuity and for a married participant is a joint and 50% survivor annuity, although a married participant may elect to have benefits paid in a life annuity, subject to spousal consent. Participants become vested in their benefits under the SERP upon the earlier of the completion of 7 1/2 years of continuous employment with us or upon a change in control, as defined in the SERP. The maximum annual benefit for participants is $100,000 indexed annually by 4% beginning September 30, 1998. These maximum annual benefits are reduced by (1) the annual accrued benefit under the Pension Plan as of the retirement or other qualifying event (based on a monthly single life annuity) payable at normal retirement age (as defined in the Pension Plan) and (2) one-half of the participant’s social security benefit, as defined in the SERP, that would be payable as of retirement or other qualifying event.

Years of Employment Prior to Qualifying Event	Percentage Benefit
less than 7.5	0.0
7.5	50.0
8	53.3
9	60.0
10	66.7
11	73.3
12	80.0
13	86.7
14	93.3
15 or more	100.0

Participants who retire before age 65 and after age 62 will receive the actual annual benefit calculated above reduced by 7% per year for each year prior to age 65.

For participants who we have continuously employed for at least five years, if the qualifying event is a change of control, the actual annual benefit is determined by multiplying the maximum annual benefit by a fraction (not to exceed 1), the numerator of which is the number of years the participant would have been employed if he/she were continuously employed by us through age 65, and the denominator of which is 15. For participants who have been continuously employed by us for less than five years, the actual annual benefit is 50% of the amount referred to in the previous sentence. Benefits paid on account of a change of control are made in a single lump sum. A participant’s SERP benefit may be forfeited in certain circumstances, including if the participant is terminated for cause or violates a covenant not to compete.

Upon the change in control that occurred on December 23, 2010 the accrued benefits were paid to participants in a single lump sum. There are no further payments due from the plan.

Non-Qualified Deferred Compensation

Under our non-qualified deferred compensation plan, eligible employees, including our named executive officers, may defer until a future date payment of all or any portion of their annual salary or annual incentive. The employee elects when he or she will be paid out, which can be during or after employment, subject to the provisions of Section 409A of the Code. The deferral earns a deferred return based on investments alternatives selected by the employee from a list we provide. The employee bears the investment risk. The cash deferred is transferred to the nonqualified deferred compensation plan administrator. None of our executive officers participated in our non-qualified deferred compensation plan.

Other Potential Post-Employment Payments

Benefits Provided Upon Termination of Employment

Each of the employment agreements with our named executive officers with whom employment agreements have been executed provide for certain benefits in the event of termination of employment. In the event that employment is terminated for any reason, the executive or their estate shall be paid within 15 business days after the date of termination:

•	their base salary through the date of termination;

•

any then-unpaid annual bonus or other incentive compensation that may have been earned pursuant to the terms of any of our applicable incentive compensation or bonus plans with respect to any fiscal year or other performance period completed prior to the date of termination;

•	any then-unused accrued vacation pay;

•

the executive, their beneficiaries and/or their estate, shall be entitled to any payments and benefits under our benefits and incentive plans and perquisite programs, in accordance with the respective terms of those plans and perquisite programs (including without limitation, any conversion option available under our life insurance plan(s)); and

•	the executive or their estate shall be reimbursed for any business expenses incurred prior to termination.

In the event that we terminate employment without cause, other than as a result of death or disability, or employment is terminated by employee due to a material breach by us either prior to a change of control or following two years after the occurrence of a change of control we will pay

•	Dr. Graves:

•	Two times annual base salary in effect immediately before termination, plus $10,000;

•	Two times target bonus amount in effect immediately before termination;

•

The cost to provide Dr. Graves and his eligible beneficiaries (if applicable) health and medical coverage under our health and medical plans, provided Dr. Graves timely elects COBRA coverage upon termination of employment, for 18 months after the termination or until Dr. Graves obtains alternative coverage, if earlier; and

•	Life insurance coverage under our life insurance policy for 2 years following termination.

•	Mr. Harvie:

•	One times annual base salary in effect immediately before termination plus $10,000;

•	One times target bonus amount in effect immediately before termination;

•

The cost to provide Mr. Harvie and his eligible beneficiaries (if applicable) health and medical coverage under our health and medical plans, provided Mr. Harvie timely elects COBRA coverage upon termination of employment, for 12 months after the termination or until Mr. Harvie obtains alternative coverage, if earlier; and

•	Life insurance coverage under our life insurance policy for 1 year following termination.

The following table summarizes our estimated cost of severance payments had a qualifying event occurred on January 31, 2011:

Name	Base Salary ($)	Bonus ($)		Value of Continued Participation in Welfare Benefit Plans ($) (3)	Vacation Pay ($) (4)
Jeffrey A. Graves	1,110,000	770,000	(1)	47,569	17,276
Ian J. Harvie	360,000	180,000	(2)	8,803	23,077
James D. Dee (5)	—	—		—	—
Todd Greenspan (5)	—	—		—	—

(1)	Represents two times the target bonus payout from the FY 2011 AIP.
(2)	Represents one times the target bonus payout from the FY 2011 AIP.
(3)	Represents the estimated cost of two years of medical, life, dental, and Accidental Death and Dismemberment coverage for Dr. Graves, one year of medical, life, dental, and Accidental Death and Dismemberment coverage for Mr. Harvie.
(4)	Assumes a vacation payout of vacation carried over from Calendar Year 2010 plus one-twelfth of the 4 weeks of vacation provided for in the employment agreements for Dr. Graves and Mr. Harvie less vacation used during the month of January 2011.
(5)	Messrs. Dee and Greenspan were not employed on January 31, 2011 and not eligible for severance payments had a qualifying event occurred on January 31, 2011.

Benefits Provided Upon a Change in Control

Each of the employment agreements provide for certain benefits in the event of a change-in-control. A change-in-control termination means the occurrence of any of the following 6 months before or within 24 months after a change of control:

•	the executive terminates their employment with us pursuant to a termination for good reason, as defined in the respective employment agreements; or

•

we terminate the executive’s employment for any reason other than death, disability or cause. If the executive’s employment is terminated in such a manner 6 months before or within 24 months after a change of control, the executive will receive, subject to the execution of a release, the payments and benefits set forth below in consideration of the Executive’s agreements under their Employment Agreement, including but not limited to the Executive’s agreement not to compete with us for a period of one year after a change of control termination; provided, however, that we will reduce any payment made or benefit provided upon a change of control by any amount paid or payable to the executive or the executive’s family with respect to the same type of payment or benefit under any other plans to avoid duplication of payments or benefits.

The following table summarizes the estimated cost to C&D of change in control payments and benefits for each named executive officer, had a qualifying event occurred on January 31, 2011:

Name	Base Salary and Target Bonus ($)	Value of Continued Participation in Welfare Benefit Plans ($) (1)	Fair Market Value of Accelerated Vesting of Equity Compensation ($)	Value of Outplacement Services ($) (2)	Vacation Pay (3)	Excise Tax Gross-Up ($) (4)
Jeffrey A. Graves	2,815,000	71,353	0	20,000	17,276	1,164,189
Ian J. Harvie	1,090,000	17,605	0	20,000	23,077	0
James D. Dee (5)	—	—	—	—	—	—
Todd Greenspan (5)	—	—	—	—	—	—

(1)	Represents the estimated cost of three years of medical, life, dental, and Accidental Death and Dismemberment coverage for Dr. Graves and two years of medical, life, dental, and Accidental Death and Dismemberment coverage for Mr. Harvie.
(2)	The agreements state that C&D shall provide the executive with outplacements services at an appropriate level through an outplacement firm of the executive’s choice for up to one year. We believe that the values shown in this column are a reasonable estimate of the potential costs of outplacement services.
(3)	Assumes a vacation payout of vacation carried over from Calendar Year 2010 plus one-twelfth of the 4 weeks of vacation provided for in the employment agreements for Dr. Graves and Mr. Harvie less vacation used during the month of January 2011
(4)	Calculations assume an excise tax rate of 20%, a federal income tax rate of 35%, a Medicare tax rate of 1.45% and the current state income tax rate for the States of residence for the executive officers.
(5)	Messrs. Dee and Greenspan were not employed on January 31, 2011 and not eligible for change-in-control payments had a qualifying event occurred on January 31, 2011.

Director Compensation

The Board of Directors compensation program from February 1, 2010 to December 23, 2010 consisted of the following:

•

Annual Retainer: We pay our Chairman of the Board an annual retainer of $65,000 and our other non-employee Directors an annual retainer of $25,000 (provided, however, that pursuant to an agreement between Mr. Arden and AG, Mr. Arden is not permitted to accept any compensation for his service on the Company’s Board of Directors). Our Directors may elect to receive any portion of the annual retainer in shares of our common stock.

•	Quarterly Meeting Fees Retainer: We pay each non-employee Director a quarterly meeting fee retainer of $2,750 per quarter.

•	Quarterly Committee Retainer: We pay each non-employee Director a quarterly committee retainer as follows:

•	Chairperson – Audit Committee: $2,500 plus Member Compensation

•	Chairperson – Compensation Committee: $1,500 plus Member Compensation

•	Chairperson – Nominating/Corporate Governance Committee: $1,250 Plus Member Compensation

•	Member – Audit Committee: $2,375

•	Member – Compensation Committee: $1,750

•	Member – Nominating/Corporate Governance Committee: $1,000

•

Annual Equity Grant: We grant our non-employee Directors equity with a value of $45,000. FY2011 equity grants were made in the form of 100% cash that cliff vests after one year or upon change of control

The Board of Directors compensation program from December 23, 2010 to January 31, 2011 consisted of the following:

•	Annual Retainer: We pay our Chairman of the Board an annual retainer of $150,000 and our other non-employee Directors an annual retainer of $50,000.

•	Annual Committee Retainers. We pay each non-employee Director an annual committee retainer as follows:

•	Chairperson – Audit Committee: $20,000

•	Chairperson – Other Committee: $10,000

•	Member – Audit Committee: $10,000

•	Member – Other Committee: $5,000

•	Other Meeting Fees – We will pay $1,000 for each meeting (in person or by phone) that exceeds 10 Board and 10 Committee meetings in any year.

•

Long-Term Incentives: We approved an initial grant of 2,119,596 nonqualified stock options (subject to adjustment after the consummation of the Reverse Stock Split) to each of our non-employee directors, except Mr. Arden, that is meant to cover long-term incentive grants for the next 3 years. These nonqualified stock options vest 33 1/3% on the each of the 1st, 2nd and 3rd anniversaries of the date of grant and or upon death, disability or a change in control. The grant will be made upon shareholder approval of the 2011 C&D Technologies, Inc. Stock Option Plan.

The following table provides a summary of Director compensation for FY 2011:

Name	Fees Earned or Paid in Cash ($) (1)		Stock Awards ($)	Option Awards ($) (3) (4)	Total ($)
Todd Arden (5)	0		0	0	0

Pamela L. Davies	88,807		0	0	88,807	(6)
Former Chairperson, Compensation Committee

Kevin P. Dowd	133,154	(2)	0	0	133,154

James J. Gaffney	6,522		0	0	6,522	(7)
Chairperson, Compensation Committee

Michael Gallagher	7,609		0	0	7,609	(7)
Chairperson, Nominating / Corporate Governance Committee

David S. Gee	83,443		0	0	83,443	(6)
Former Director

William Harral III	91,489		0	0	91,489	(6)
Former Chairperson, Nominating / Corporate Governance Committee

Robert I. Harries	69,193		0	0	69,193	(6)
Former Director

Andrew Hines	7,609		0	0	7,609	(7)
Chairperson, Audit Committee

George MacKenzie	89,254		0	0	89,254	(6)
Former Director

Stanley W. Silverman	85,678		0	0	85,678	(6)
Former Director

David Treadwell	17,391		0	0	17,391	(7)

Ellen C. Wolf	94,618		0	0	94,618	(6)
Former Chairperson, Audit Committee

(1)	Amounts shown are the annual retainer/meeting fee, annual fees for the chairperson of the committees and Chairman of the Board and meeting fees for attendance at additional meetings. Includes amounts that have been deferred under the nonqualified deferred compensation plan for Directors.

(2)	Mr. Dowd elected to take his entire $65,000 annual retainer in phantom shares of stock that were deferred under the nonqualified deferred compensation plan for Directors on July 1, 2010.
(3)	At January 31, 2011, Directors had outstanding vested stock options as follows: Mr. Dowd – 47,764; Mr. MacKenzie – 19,227 (including 19,227 granted while interim Chief Executive Officer in fiscal year 2006 that will expire on March 23, 2011)
(4)	Messrs. Dowd, Gaffney, Gallagher, Hines and Treadwell will receive 2,119,596 nonqualified stock options upon shareholder approval of the 2011 C&D Technologies, Inc. Stock Option Plan.
(5)	Pursuant to an agreement between Mr. Arden and Angelo, Gordon and Co., Mr. Arden is not permitted to accept any compensation for his service on the Company’s Board of Directors.
(6)	Reflects compensation for the period of February 1, 2010 to December 23, 2010
(7)	Reflects compensation for the period of December 23, 2010 to January 31, 2011

The Nominating/Corporate Governance Committee previously approved stock ownership guidelines for the Company’s independent members of the Board of Directors, which provide that each of the directors is expected to own a minimum of 25,000 shares of our common stock within five years of the date he/she joins or Board of Directors. The number of shares owned by each director is set forth in the stock ownership table below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock outstanding as of the Record Date, without giving effect to the Reverse Stock Split, by (i) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each of our directors and executive officers and (iii) all of our directors and executive officers as a group. Except as indicated in the footnotes below and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power with respect to all shares of Company common stock shown as beneficially owned by such stockholder. Unless otherwise indicated, the address of the individuals listed below is C&D Technologies, Inc., 1400 Union Meeting Road, Blue Bell, Pennsylvania 19422.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power over the security, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Angelo, Gordon & Co., L.P.(2)	345,029,647	65.15%
John M. Angelo Michael L. Gordon 275 Park Avenue New York, NY 10167

Bruce & Co., Inc.(3) 20 North Wacker Dr., Suite 2414 Chicago, IL 60606	58,122,789	10.98%

Swiss Re Financial Products Corporation (4)	42,743,888	8.07%
55 East 52nd Street New York, NY 10055

Todd Arden	0	*

Kevin P. Dowd (5)	292,785	*

Mike Gallagher	0	*

Jim Gaffney	0	*

Andrew Hines	0	*

David Treadwell	0	*

Jeffery A. Graves (6)	1,001,645	*

Ian J. Harvie (7)	279,976	*

James D. Dee (8)	31,197	*

Todd J. Greenspan (9)	0	*

All Directors and Named Executive Officers as a Group (10 persons) (10)	1,973,433	*

*	Less than one percent.
(1)	In determining Percentage of Class, the number of shares outstanding includes shares issuable to the specific director, officer or group identified in the table but no other shares issuable on exercise of stock options by any other person.
(2)	Based solely on the Schedule 13D/A, dated December 28, 2010, filed by Angelo, Gordon & Co., L.P., John M. Angelo and Michael L. Gordon. The Schedule 13D/A relates to shares of the Company’s common stock beneficially owned for the account of certain private investment funds for which Angelo, Gordon & Co., L.P. acts as investment adviser. Angelo, Gordon & Co., L.P. may be deemed to have sole power to direct the voting and disposition of the 345,029,647 shares of the Company’s common stock. Mr. Angelo may be deemed to have shared power to direct the voting and disposition of the 345,029,647 shares of the Company’s common stock; and Mr. Gordon may be deemed to have shared power to direct the voting and disposition of the 345,029,647 shares of the Company’s common stock.
(3)	Based solely on the Schedule 13G, dated January 6, 2010, filed by Bruce & Co., Inc. The Schedule 13G relates to shares of the Company’s common stock beneficially owned for the account of Bruce Fund, Inc., a Maryland registered investment company, and the accounts of other clients for which Bruce & Co., Inc. acts as investment manager. Bruce & Co., Inc. may be deemed to have sole power to direct the voting and disposition of the 58,122,789 shares of the Company’s common stock.
(4)	Based solely on the Schedule 13G, dated January 14, 2011, filed by Swiss Re Financial Products Corporation (“Swiss Re”). The Schedule 13G relates to shares of the Company’s common stock beneficially owned by Swiss Re. Swiss Re may be deemed to have sole power to direct the voting and disposition of 42,743,888 shares of the Company’s common stock.
(5)	Includes fully vested and presently exercisable options to purchase 47,764 shares of the Company’s common stock.
(6)	Includes fully vested and presently exercisable options to purchase 669,984 shares of the Company’s common stock.
(7)	Includes fully vested and presently exercisable options to purchase 215,912 shares of the Company’s common stock.
(8)	Mr. Dee resigned as an Officer of the Company effective September 10, 2010.
(9)	Mr. Greenspan resigned as an Officer of the Company effective December 1, 2010.
(10)	Includes shares of the Company’s common stock beneficially owned by the current directors and officers as described in the preceding footnotes.

NO APPRAISAL RIGHTS

Our stockholders have no rights under the DGCL, our Amended and Restated Certificate of Incorporation or our Bylaws to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split, the Authorized Shares Reduction or the adoption of the 2011 Stock Option Plan.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Mr. Todd Arden, a member of our Board of Directors, is a Managing Director of AG, which, as of the Record Date, beneficially owned 345,029,647 shares of our common stock, with such shares of common stock representing approximately 65% of the voting power of the Company’s outstanding common stock.

Except in their capacity as stockholders, no other director, executive officer, nominee for election as a director, or associate of any of the foregoing persons has any substantial interest, direct or indirect, in the Reverse Stock Split, the Authorized Shares Reduction or the adoption of the 2011 Stock Option Plan that is not shared by all other stockholders.

No director has informed the Company that he intends to oppose any of the corporate actions to be taken by the Company as set forth in this Notice and Information Statement.

NOTICE PURSUANT TO DGCL SECTION 228

Pursuant to DGCL Section 228, we are required to provide prompt notice of the taking of a corporate action by written consent to our stockholders who have not consented in writing to such action. This Notice and Information Statement serves as the notice required by DGCL Section 228.

COST OF THIS INFORMATION STATEMENT

The entire cost of furnishing this Notice and Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Notice and Information Statement to the beneficial owners of our common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Notice and Information Statement are “forward-looking statements” within the meaning of applicable federal securities laws. You can identify forward-looking statements by the use of forward-looking terminology such as “believe,” “expect,” “intend,” “estimate,” “project,” “anticipate,” “will,” “guidance,” “forecast,” “plan,” “continues,” “outlook” and similar expressions which are predictions of or indicate future events or trends and discussions which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous important known and unknown risks and uncertainties and you are cautioned not to place undue reliance on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and that we may not be able to realize.

Although the Company believes that the forward-looking statements contained in this Notice and Information Statement are reasonable, it cannot, and we do not, guarantee that the transactions and events described will happen as described (or that they will happen at all) or that the anticipated results will be achieved.

The forward-looking statements included in this Notice and Information Statement are made only as of the date of this Notice and Information Statement. All written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995. The Company’s future results, performance or achievements may differ materially from the results, performance or achievements discussed in the forward-looking statements contained in this Notice and Information Statement. There are numerous factors that could cause actual results to differ materially from the results discussed in forward-looking statements, including, among other things, factors that have been discussed in previous public reports and other documents filed by the Company with the SEC. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise unless required by law.

ADDITIONAL INFORMATION

One copy of this Notice and Information Statement will be delivered to multiple stockholders sharing an address unless we receive contrary instructions from one or more of the stockholders sharing such address. Upon receipt of such notice, we will undertake to promptly deliver a separate copy of this Notice and Information Statement to the stockholder at the shared address to which a single copy of this Notice and Information Statement was delivered. In the event that a stockholder desires to provide us with such notice, it may be given by writing or calling us at the following address or telephone number: Ian J. Harvie, Senior Vice President and Chief Financial Officer, C&D Technologies, Inc., 1400 Union Meeting Road, Blue Bell, Pennsylvania 19422 and at (215) 619-2700. If you want to receive separate copies of stockholder materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read or copy any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of this information may also be obtained, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, our filings with the SEC are also available to the public on the SEC’s Internet website at http://www.sec.gov, and on our corporate website, www.cdtechno.com (under the Investor Relations link). The information on our corporate website is not, and shall not be deemed to be, a part of this Notice and Information Statement or incorporated into any other filings we make with the SEC.

In addition, if you have any questions about this Notice and Information Statement or if you need additional copies of this Notice and Information Statement or copies of our Annual Report on Form 10-K for the fiscal year ended January 31, 2010 or our Quarterly Reports on Form 10-Q for the quarters ended April 30, July 31 or October 31, 2010, please write or call us at the following address or telephone number: Ian J. Harvie, Senior Vice President and Chief Financial Officer, C&D Technologies, Inc., 1400 Union Meeting Road, Blue Bell, Pennsylvania 19422 and at (215) 619-2700.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Notice and Information Statement which describes the purpose and effect of the above corporate actions. Your vote or consent to the above corporate actions is not required and is not being solicited in connection with this action. This Notice and Information Statement is intended solely to provide our stockholders information required by the rules and regulations of the Exchange Act and the DGCL.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By order of our Board of Directors,

/S/ IAN J. HARVIE
Name: Ian J. Harvie
Title: Senior Vice President and Chief Financial Officer

Blue Bell, Pennsylvania

February 17, 2011

ANNEX A

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

C&D TECHNOLOGIES, INC.

Pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware

C&D TECHNOLOGIES, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: That the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 18, 1985 under the name “Charter Power Systems, Inc.”

SECOND: That the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 30, 1998.

THIRD: That the resolution setting forth the proposed amendment is as follows:

RESOLVED: That the Amended and Restated Certificate of Incorporation of the Corporation be amended as follows:

1. That Article Fourth be amended and restated in its entirety as follows:

“The total number of shares of capital stock that may be issued by the Corporation is 25,000,000 shares of common stock, par value $.01 per share.

Upon the filing and effectiveness (the “Effective Time”), pursuant to the DGCL, of this Certificate of Amendment to the Corporation’s Amended and Restated Certificate of Incorporation (this “Certificate of Amendment”), each thirty-five (35) shares of the Corporation’s common stock, par value $0.01 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or by the holder thereof (the “Reverse Stock Split”). The Corporation shall not issue fractional shares of Common Stock or pay cash in respect thereof in connection with the Reverse Stock Split but, in lieu thereof, the aggregate number of shares of the Corporation’s Common Stock issuable to each holder in connection with the Reverse Stock Split shall be rounded up to the next higher whole number of shares of Common Stock. Following the Reverse Stock Split, each certificate that immediately prior to the Effective Time represented shares of Common Stock (the “Old Certificates”) shall thereafter be deemed for all purposes, as a result of the Reverse Stock Split and without any action on the part of the holders thereof, to represent only that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined pursuant to the Reverse Stock Split (subject to the treatment of fractional shares as set forth above).”

FOURTH: That this Certificate of Amendment shall become effective as of [—], 2011 at [—] [a.m./p.m.].

FIFTH: That the Board of Directors of the Corporation duly adopted resolutions proposing to amend certain provisions of the Amended and Restated Certificate of Incorporation of the Corporation in accordance with this Certificate of Amendment, declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, all in accordance with Sections 141 and 242 of the DGCL.

A-1

SIXTH: That this Certificate of Amendment was duly adopted by written consent of the Company’s stockholders in accordance with the provisions of Sections 228 and 242 of the DGCL.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be duly executed in its corporate name as of the [—] day of [—], 2011.

C&D TECHNOLOGIES, INC.

By:
Name: Jeffrey Graves
Title: Chief Executive Officer and President

A-2

ANNEX B

C&D TECHNOLOGIES, INC.

2011 STOCK OPTION PLAN

1. Purpose.

The purpose of the Plan is to assist the Company in attracting, retaining, motivating, and rewarding certain key employees, officers, directors, and consultants of the Company and other members of the Company Group, and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of such individuals with those of such stockholders. The Plan authorizes the award of Options to Eligible Persons to encourage such persons to expend their maximum efforts in the creation of stockholder value.

2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Award” means any Option granted under the Plan.

(b) “Board” means the Board of Directors of the Company.

(c) “Cause” means, in the absence of an employment agreement between a Participant and the Employer otherwise defining Cause, (i) a Participant’s conviction of or indictment for any crime (whether or not involving the Company or any other member of the Company Group) (A) constituting a felony or (B) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Employer, or otherwise has, or could reasonably be expected to result in, an adverse impact to the business or reputation of the Company or any other member of the Company Group; (ii) conduct of the Participant, in connection with his or her employment, that has, or could reasonably be expected to result in, material injury to the business or reputation of the Company or any other member of the Company Group; (iii) any material violation of the policies of the Company or any other member of the Company Group, including, but not limited to those relating to sexual harassment, the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Company or any other member of the Company Group; or (v) willful neglect in the performance of the Participant’s duties for the Employer or willful or repeated failure or refusal to perform such duties; provided, however, that if, subsequent to the Participant’s voluntary Termination for any reason or involuntary Termination by the Company or any other member of the Company Group without Cause, it is discovered that the Participant’s employment could have been terminated for Cause, such Participant’s employment shall be deemed to have been terminated for Cause. In the event there is an employment agreement between a Participant and the Employer defining Cause, “Cause” shall have the meaning provided in such agreement, and a Termination by the Employer for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such employment agreement are complied with.

(d) “Change in Control” means:

(i) a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” (as defined in Section 3(a)(9) of the Exchange Act) or any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than Angelo, Gordon & Co., L.P. or any of its affiliates, the Company, or any other member of the Company Group, or an employee benefit plan maintained by the Company or any other member of the Company Group, directly or indirectly acquire “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition;

(ii) the date upon which individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the

Company’s stockholders, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(iii) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” (as defined in Section 3(a)(9) of the Exchange Act) or to any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than any other member of the Company Group.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(f) “Committee” means the Board or such other committee appointed by the Board consisting of two or more individuals.

(g) “Company” means C&D Technologies, Inc., a Delaware corporation.

(h) “Company Group” means the Company, together with any direct or indirect subsidiary of the Company.

(i) “Disability” means, in the absence of any employment agreement between a Participant and the Employer otherwise defining Disability, the permanent and total disability of such Participant within the meaning of Section 22(e)(3) of the Code. In the event there is an employment agreement between a Participant and the Employer defining Disability, “Disability” shall have the meaning provided in such agreement.

(j) “Disqualifying Disposition” means any disposition (including any sale) of Stock acquired upon the exercise of an Incentive Stock Option made within the period that ends either (i) two years after the date the Participant was granted the Incentive Stock Option or (ii) one year after the date the Participant acquired Stock by exercising the Incentive Stock Option.

(k) “Effective Date” means January 26, 2011.

(l) “Eligible Person” means (i) each employee of the Company or any other member of the Company Group, including each such person who may also be a director of the Company and/or any other member of the Company Group; (ii) each non-employee director of the Company and/or any other member of the Company Group; (iii) each other person who provides substantial services to the Company and/or any other member of the Company Group and who is designated as eligible by the Committee; and (iv) any person who has been offered employment or service by the Company or any other member of the Company Group; provided, that such prospective service provider may not receive any payment or exercise any right relating to an Award until such person has commenced employment or service with the Company or any other member of the Company Group. An employee on an approved leave of absence may be considered as still in the employ of the Company or any applicable member of the Company Group for purposes of eligibility for participation in the Plan.

(m) “Employer” means either the Company or any other member of the Company Group by which the Participant is principally employed or to which the Participant provides services, as applicable (in each case determined without regard to any transfer of an Award).

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(o) “Expiration Date” means the date upon which the term of an Option expires, as determined under Section 5(b) hereof.

(p) “Fair Market Value” means, as of any date when the Stock is listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Stock is listed and traded on the date of determination. If the Stock is not listed on an exchange, “Fair Market Value” shall mean the amount determined by the Board in good faith, based upon a third-party valuation, to be the fair market value per share of Stock.

(q) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(r) “Incumbent Board” shall have the meaning set forth in Section 2(e)(ii) hereof.

(s) “Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(t) “Option” means a conditional right, granted to a Participant under Section 5 hereof, to purchase Stock at a specified price during specified time periods. Certain Options granted under the Plan are intended to qualify as Incentive Stock Options.

(u) “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant.

(v) “Participant” means an Eligible Person who has been granted an Award under the Plan, or if applicable, such other person or entity who holds an Award.

(w) “Plan” means this C&D Technologies, Inc. 2011 Stock Option Plan.

(x) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Treasury Regulation 1.162-27(c) under Code Section 162(m).

(y) “Qualifying Committee” shall have the meaning set forth in Section 3(b) hereof.

(z) “Securities Act” means the Securities Act of 1933, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(aa) “Stock” means the Company’s Common Stock, par value $0.01 per share, and such other securities as may be substituted for such stock pursuant to Section 6 hereof.

(bb) “Termination” means the termination of a Participant’s employment or service, as applicable, with the Employer; provided, however, that, if so determined by the Committee at the time of any change in status in relation to the Employer (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will not be deemed to be a Termination hereunder. Unless otherwise determined by the Committee, in the event that any Employer ceases to be a member of the Company Group (by reason of sale, divesture, spin-off or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute an Employer immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.

3. Administration.

(a) Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (i) select Eligible Persons to become Participants; (ii) grant Awards; (iii) determine the type, number of shares of Stock subject to, and other terms and conditions of, and all other matters relating to, Awards; (iv) prescribe Option Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan; (v) construe and interpret the Plan and Option Agreements and correct defects, supply omissions, or reconcile inconsistencies therein; (vi) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time; and (vii) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action of the Committee shall be final, conclusive, and binding on all persons, including, without limitation, the Company, any other member of the Company Group, Eligible Persons, Participants, and beneficiaries of Participants.

(b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members (a “Qualifying Committee”); and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by such a Qualifying Committee, or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, that upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Any action authorized by such a Qualifying Committee or by the Committee upon the abstention or recusal of such non-Qualified Member(s) shall be deemed to be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

(c) Delegation. To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any other member of the Company Group, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including but not limited to administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any person or entity who is not an employee of the Company or any other member of the Company Group (including any non-employee director of the Company or any other member of the Company Group) or to any person who is subject to Section 16 of the Exchange Act shall be expressly approved by the Committee or Qualifying Committee in accordance with subsection (b) above.

4. Shares Available Under the Plan.

(a) Number of Shares Available for Delivery. Subject to adjustment as provided in Section 6 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 52,989,895 all of which may be issued or transferred upon exercise or settlement of Incentive Stock Options. Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase.

(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. To the extent that an Award expires or is canceled, forfeited, settled in cash, or otherwise terminated without a delivery to the Participant of the full number of shares to which the Award related, the undelivered shares will again be available for grant. Shares withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan; provided, however, that such shares shall not become available for issuance hereunder if either (i) the applicable shares are withheld or surrendered following the termination of the Plan, or (ii) at the time the applicable shares are withheld or surrendered, it would constitute a material revision of the Plan subject to stockholder approval under any then-applicable rules of the national securities exchange on which the Stock is listed.

(c) 162(m) Limitation. Notwithstanding anything to the contrary herein, during any time that the Company is subject to Section 162(m) of the Code, the maximum number of shares of Stock with respect to which Options may be granted to any individual in any one year shall not exceed the maximum number of shares of Stock available for issue hereunder, as such number may change from time to time.

5. Options.

(a) General. Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate; provided, however, that Incentive Stock Options may only be granted to Eligible Persons who are employed by the Employer. The provisions of separate Options shall be set forth in an Option Agreement, which agreements need not be identical.

(b) Term. The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

(c) Exercise Price. The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant; provided, however, that if an Option is intended (i) to not be considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code, (ii) to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder, or (iii) to be an Incentive Stock Option, in each case, the applicable exercise price shall not be less than the Fair Market Value, subject to subsection (h) below in the case of any Incentive Stock Option.

(d) Payment for Stock. Payment for shares of Stock acquired pursuant to Options granted hereunder shall be made in full, upon exercise of the Options, (i) in immediately available funds in United States dollars, or by certified or bank cashier’s check; (ii) by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of shares of Stock underlying the Options so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Options divided by the Fair Market Value on the date of exercise; (iii) by delivery of shares of Stock having a value equal to the exercise price; provided, such shares have been held by the Participant for more than six (6) months prior to such delivery; or (iv) by any other means approved by the Committee. Anything herein to the contrary notwithstanding, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available.

(e) Vesting. Unless otherwise determined by the Committee at the time of grant, provided a Participant has not undergone a Termination, Options granted to a Participant who is not a non-employee director of the Company and/or any other member of the Company Group as of any date of grant shall vest and become exercisable as to twenty-five percent (25%) of such Options the second anniversary of the date of grant, and as to the additional seventy-five percent (75%) of such Options on fourth anniversary of the date of grant occurring thereafter, and Options granted to a Participant who is a non-employee director of the Company and/or any other member of the Company Group as of any date of grant shall vest and become exercisable as to thirty-three and one-third percent (33 1/3%) of such Options on each of the first, second, and third anniversaries of the date of grant; provided, however, that upon any Termination (i) by the Employer other than for Cause, or (ii) by reason of a Participant’s death or Disability, in each case, following the occurrence of a Change in Control, any of such Options that are unvested as of the date of such Termination shall immediately vest as of such Termination. In addition, notwithstanding any vesting dates described above or otherwise set forth in an Option Agreement, the Committee may in its sole discretion accelerate the vesting of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to vesting. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed or rendering services to the Employer, and all vesting shall cease upon a Participant’s Termination with the Employer for any reason. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

(f) Transferability of Options. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, Nonqualified Stock Options shall be transferable to the extent provided in the Option Agreement or otherwise determined by the Committee.

(g) Termination of Employment or Service. Except as may otherwise be provided by the Committee in the Option Agreement:

(i) In the event of a Participant’s Termination with the Employer prior to the Expiration Date for any reason other than (A) by the Employer for Cause, or (B) by reason of the Participant’s death or Disability, (1) all vesting with respect to such Participant’s Options shall cease, (2) all of such Participant’s unvested Options shall expire as of the date of such Termination, and (3) all of such Participant’s vested Options shall remain exercisable until the earlier of the Expiration Date and the date that is ninety (90) days after the date of such Termination.

(ii) In the event of a Participant’s Termination with the Employer prior to the Expiration Date by reason of such Participant’s death or Disability, (A) all vesting with respect to such Participant’s Options shall cease, (B) all of such Participant’s unvested Options shall expire as of the date of such Termination, and (C) all of such Participant’s vested Options shall expire on the earlier of the Expiration Date and the date that is twelve (12) months after the date of such Termination due to death or Disability of the Participant. In the event of a Participant’s death, such Participant’s Options shall remain exercisable by the person or persons to whom a Participant’s rights under the Options pass by will or the applicable laws of descent and distribution until their expiration, but only to the extent the Options were vested by such Participant at the time of such Termination due to death.

(iii) In the event of a Participant’s Termination with the Employer prior to the Expiration Date by the Employer for Cause, all of such Participant’s Options (whether or not vested) shall immediately expire as of the date of such Termination.

(h) Special Provisions Applicable to Incentive Stock Options.

(i) No Incentive Stock Option may be granted to any Participant who, at the time the option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such Incentive Stock Option (A) has an exercise price of at least one hundred ten percent (110%) of the Fair Market Value on the date of the grant of such Option and (B) cannot be exercised more than five (5) years after the date it is granted.

(ii) To the extent the aggregate Fair Market Value (determined as of the date of grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any other member of the Company Group) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(iii) Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option.

6. Adjustment for Recapitalization, Merger, etc.

(a) Capitalization Adjustments. The aggregate number of shares of Stock that may be granted or purchased pursuant to Awards (as set forth in Section 4 hereof), the number of shares of Stock covered by each outstanding Award, and/or the price per share thereof in each such Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee, as to the number, price, or kind of a share of Stock or other consideration subject to such Awards (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award (including any Corporate Event, as defined below); (ii) in connection with any extraordinary dividend declared and paid in respect of shares of Stock, whether payable in the form of cash, stock, or any other form of consideration; or (iii) in the event of any change in applicable laws or circumstances that results in or could result in, in either case, as determined by the Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants in the Plan.

(b) Corporate Events. Notwithstanding the foregoing, except as may otherwise be provided in an Award agreement, in connection with (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation; (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash; (iii) a Change in Control; or (iv) the reorganization or liquidation of the Company (each, a “Corporate Event”), the Committee may, in its discretion, provide for any one or more of the following:

(1) that such Awards be assumed or substituted in connection with such Corporate Event, in which case, the Awards shall be subject to the adjustment set forth in subsection (a) above, and to the extent such Awards are Performance Awards or other Awards that vest subject to the achievement of performance criteria, such Performance Objectives or similar performance criteria shall be appropriately adjusted to reflect the Corporate Event;

(2) that the vesting of any Awards shall be accelerated, subject to the consummation of such Corporate Event; and

(3) that any or all vested and/or unvested Awards be cancelled as of the consummation of such Corporate Event, and that Participants holding vested Awards (including any Awards that would vest upon the Corporate Event but for such cancellation) so cancelled will receive a payment in respect of cancellation of their Awards based on the amount of the per-share consideration being paid for the Stock in connection with such Corporate Event less the applicable exercise price; provided, however, that holders of Awards shall only be entitled to consideration in respect of cancellation of such Awards if the per-share consideration less the applicable exercise price is greater than zero (and to the extent the per-share consideration is less than or equal to the applicable exercise price, such Awards shall be cancelled for no consideration).

Payments to holders pursuant to clause (3) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time (less any applicable exercise price). In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under this subsection (b), the Committee may require a Participant to (i) represent and warrant as to the unencumbered title to his Awards, (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Stock; and (iii) deliver customary transfer documentation as reasonably determined by the Committee.

(c) Fractional Shares. Any adjustment provided under this Section 6 may provide for the elimination of any fractional share that might otherwise become subject to an Award.

7. Use of Proceeds.

The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

8. Rights and Privileges as a Stockholder.

Except as otherwise specifically provided in the Plan, no person shall be entitled to the rights and privileges of stock ownership in respect of shares of Stock that are subject to Awards hereunder until such shares have been issued to that person.

9. Employment or Service Rights.

No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or any other member of the Company Group.

10. Compliance With Laws.

The obligation of the Company to deliver Stock upon vesting and/or exercise of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale with the Securities and Exchange Commission pursuant to the Securities Act or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

11. Withholding Obligations.

As a condition to the vesting and/or exercise of any Award, the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the minimum amount of all federal, state, and local income and other taxes of any kind required or permitted to be withheld in connection with such vesting and/or exercise. The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements, and such shares shall be valued at their Fair Market Value as of the settlement date of the Award; provided, however, that the aggregate Fair Market Value of the number of shares of Stock that may be used to satisfy tax withholding requirements may not exceed the minimum statutorily required withholding amount with respect to such Award.

12. Amendment of the Plan or Awards.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan; provided, however, that the Board shall not, without stockholder approval, make any amendment to the Plan that requires stockholder approval pursuant to applicable law or the applicable rules of the national securities exchange on which the Stock is principally listed.

(b) Amendment of Awards. The Board or the Committee, at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under the Plan, including, without limitation, any actions described in Section 6 hereof, shall constitute an amendment of an Award for such purpose). Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the

Board or the Committee may amend the terms of any one or more Awards if necessary to bring the Award into compliance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

(c) No Repricing of Awards without Stockholder Approval. Notwithstanding subsection (a) or (b) above, or any other provision of the Plan, repricing of Awards shall not be permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Award to lower its exercise price (other than on account of capital adjustments resulting from share splits, etc., as described in Section 6(a)); (ii) any other action that is treated as “repricing” under generally accepted accounting principals; and (iii) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise price is greater than the Fair Market Value of the underlying Stock, unless the cancellation and exchange occurs in connection with an event set forth in Section 6(b).

13. Termination or Suspension of the Plan.

The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

14. Effective Date of the Plan.

The Plan is effective as of the Effective Date.

15. Miscellaneous.

(a) Certificates. Stock acquired pursuant to Awards granted under the Plan may be evidenced in such a manner as the Committee shall determine. If certificates representing Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Stock. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Stock shall be held in book entry form rather than delivered to the Participant pending the release of any applicable restrictions.

(b) Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board, and in each case, as may be amended from time to time. Any such policy adoption or amendment shall in no event require the prior consent of any Participant.

(c) Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such Award to a Participant who is a resident or primarily employed in the United States. An Award may be modified under this Section 15(c) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are foreign nationals or employed outside the United States.

(d) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate or articles of incorporation or by-laws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(e) Payments Following Accidents or Illness. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(f) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

(g) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(h) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted, or failed to act in good faith, upon any report made by the independent public accountant of the Company or any other member of the Company Group and upon any other information furnished in connection with the Plan by any person or persons other than such member.

(i) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

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